[Execution Copy]










                           LOAN AND SECURITY AGREEMENT

                                 by and between

                         CONGRESS FINANCIAL CORPORATION
                                    as Lender

                                       and

                           HIRSCH INTERNATIONAL CORP.
                                   as Borrower








                         Dated: As of November 26, 2002






                                                  TABLE OF CONTENTS

                                                                                                               Page

SECTION 1.        DEFINITIONS.....................................................................................1

SECTION 2.        CREDIT FACILITIES..............................................................................20
         2.1      Loans..........................................................................................20
         2.2      Letter of Credit Accommodations................................................................21

SECTION 3.        INTEREST AND FEES..............................................................................25
         3.1      Interest.......................................................................................25
         3.2      Closing Fee....................................................................................26
         3.3      Servicing Fee..................................................................................26
         3.4      Unused Line Fee................................................................................26
         3.5      Changes in Laws and Increased Costs of Loans...................................................26

SECTION 4.        CONDITIONS PRECEDENT...........................................................................28
         4.1      Conditions Precedent to Initial Loans and Letter of Credit Accommodations......................28
         4.2      Conditions Precedent to All Loans and Letter of Credit Accommodations..........................30

SECTION 5.        GRANT AND PERFECTION OF SECURITY INTEREST......................................................31
         5.1      Grant of Security Interest.....................................................................31
         5.2      Perfection of Security Interests...............................................................32

SECTION 6.        COLLECTION AND ADMINISTRATION..................................................................36
         6.1      Borrower's Loan Account........................................................................36
         6.2      Statements.....................................................................................36
         6.3      Collection of Accounts.........................................................................37
         6.4      Payments.......................................................................................38
         6.5      Authorization to Make Loans....................................................................39
         6.6      Use of Proceeds................................................................................39

SECTION 7.  COLLATERAL REPORTING AND COLLATERAL COVENANTS........................................................40
         7.1      Collateral Reporting...........................................................................40
         7.2      Accounts Covenants.............................................................................40
         7.3      Inventory Covenants............................................................................41
         7.4      Equipment and Real Property Covenants..........................................................42
         7.5      Power of Attorney..............................................................................42
         7.6      Right to Cure..................................................................................43
         7.7      Access to Premises.............................................................................44

SECTION 8.        REPRESENTATIONS AND WARRANTIES.................................................................44
         8.1      Corporate Existence; Power and Authority.......................................................44
         8.2      Name; State of Organization; Chief Executive Office; Collateral Locations......................45
         8.3      Financial Statements; No Material Adverse Change...............................................45
         8.4      Priority of Liens; Title to Properties.........................................................45
         8.5      Tax Returns....................................................................................45
         8.6      Litigation.....................................................................................46
         8.7      Environmental Compliance.......................................................................46
         8.8      Employee Benefits..............................................................................47
         8.9      Bank Accounts..................................................................................47
         8.10     Intellectual Property..........................................................................47
         8.11     Subsidiaries; Affiliates; Capitalization; Solvency.............................................48
         8.12     Labor Disputes.................................................................................48
         8.13     Restrictions on Subsidiaries...................................................................49
         8.14     Material Contracts.............................................................................49
         8.15     Payable Practices..............................................................................49
         8.16     Accuracy and Completeness of Information.......................................................49
         8.17     Survival of Warranties; Cumulative.............................................................49

SECTION 9.        AFFIRMATIVE AND NEGATIVE COVENANTS.............................................................50
         9.1      Maintenance of Existence.......................................................................50
         9.2      New Collateral Locations.......................................................................50
         9.3      Compliance with Laws, Regulations, Etc.........................................................50
         9.4      Payment of Taxes and Claims....................................................................52
         9.5      Insurance......................................................................................52
         9.6      Financial Statements and Other Information.....................................................52
         9.7      Sale of Assets, Consolidation, Merger, Dissolution, Etc........................................54
         9.8      Encumbrances...................................................................................57
         9.9      Indebtedness...................................................................................58
         9.10     Loans, Investments, Etc........................................................................61
         9.11     Dividends and Redemptions......................................................................64
         9.12     Transactions with Affiliates...................................................................65
         9.13     Compliance with ERISA.  .......................................................................65
         9.14     End of Fiscal Years; Fiscal Quarters...........................................................66
         9.15     Change in Business.............................................................................66
         9.16     Limitation of Restrictions Affecting Subsidiaries..............................................66
         9.17     Minimum EBITDA.................................................................................66
         9.18     Capital Expenditures...........................................................................67
         9.19     Minimum Excess Availability....................................................................67
         9.20     License Agreements.............................................................................67
         9.21     Costs and Expenses.............................................................................68
         9.22     Further Assurances.............................................................................68

SECTION 10.       EVENTS OF DEFAULT AND REMEDIES.................................................................69
         10.1     Events of Default..............................................................................69
         10.2     Remedies.......................................................................................71

SECTION 11.       JURY TRIAL WAIVER; OTHER WAIVERS.................................................................
         AND CONSENTS; GOVERNING LAW       ......................................................................74
         11.1     Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver..........................74
         11.2     Waiver of Notices..............................................................................76
         11.3     Amendments and Waivers.........................................................................76
         11.4     Waiver of Counterclaims........................................................................76
         11.5     Indemnification................................................................................76

SECTION 12.       TERM OF AGREEMENT; MISCELLANEOUS...............................................................77
         12.1     Term...........................................................................................77
         12.2     Interpretative Provisions......................................................................78
         12.3     Notices........................................................................................80
         12.4     Partial Invalidity.............................................................................80
         12.5     Confidentiality................................................................................80
         12.6     Successors.....................................................................................81
         12.7     Entire Agreement...............................................................................82
         12.8     Counterparts, Etc..............................................................................82

                                    INDEX TO
                             EXHIBITS AND SCHEDULES


                  Exhibit A                 Information Certificate

                  Exhibit B                 Compliance Certificate

                  Schedule 1.37             Existing Letters of Credit




                           LOAN AND SECURITY AGREEMENT


     This Loan and Security Agreement dated as of November 26, 2002 is entered into by and between Congress Financial Corporation, a Delaware corporation ("Lender"), and Hirsch International Corp., a Delaware corporation ("Borrower").


                              W I T N E S S E T H:
                              -------------------

     WHEREAS,   Borrower  has  requested   that  Lender  enter  into   financing
arrangements with Borrower pursuant to which Lender may make loans and provide other financial accommodations to Borrower; and

     WHEREAS, Lender is willing to make such loans and provide such financial accommodations on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


SECTION 1.     DEFINITIONS
               -----------

     For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1 "Accounts" shall mean all present and future rights of Borrower to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with the card.

     1.2 "Adjusted Eurodollar Rate" shall mean, with respect to each Interest Period for any Eurodollar Rate Loan, the rate per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) determined by dividing (a) the Eurodollar Rate for such Interest Period by (b) a percentage equal to: (i) one (1) minus (ii) the Reserve Percentage. For purposes hereof, "Reserve Percentage" shall mean the reserve percentage, expressed as a decimal, prescribed by any United States or foreign banking authority for determining the reserve requirement which is or would be applicable to deposits of United States dollars in a non-United States or an international banking office of Reference Bank used to fund a Eurodollar Rate Loan or any Eurodollar Rate Loan made with the proceeds of such deposit, whether or not the Reference Bank actually holds or has made any such deposits or loans. The Adjusted Eurodollar Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

     1.3 "Affiliate" shall mean, with respect to a specified Person, any other Person which directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such Person, and without limiting the generality of the foregoing, includes (a) any Person which beneficially owns or holds ten (10%) percent or more of any class of Voting Stock of such Person or other equity interests in such Person, (b) any Person of which such Person beneficially owns or holds ten (10%) percent or more of any class of Voting Stock or in which such Person beneficially owns or holds ten (10%) percent or more of the equity interests and (c) any director or executive officer of such Person; provided, that, Pulse Microsystems Ltd. and its successors, assigns and other Affiliates shall not be deemed to be an Affiliate of Borrower solely as a result of the ownership by Borrower of warrants to acquire Voting Stock of Pulse Microsystems Ltd. or of warrants to acquire other equity interests in Pulse Microsystems Ltd. as set forth in the Warrant Agreement, dated October 31, 2002, by and between Pulse Microsystems, Ltd. and Borrower as in effect on the date hereof. For the purposes of this definition, the term "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise.

     1.4 "Arnberg Holders" shall mean, as of the date of determination, (a) Henry Arnberg, his spouse, his lineal descendants (whether natural or adopted) and the spouses of such lineal descendants, (b) any Person controlled by any of the Persons included in clause (a) of this definition (as the term "controlled" is defined in the definition of the term "Affiliate" herein), (c) trusts for the benefit of any of the persons included in clause (a) of this definition, and (d) any charitable foundation a majority of whose members, trustees or directors, as the case may be, are Persons included in clause (a) of this definition.

     1.5 "Blocked Accounts" shall have the meaning set forth in Section 6.3 hereof.

     1.6 "Borrowing Base" shall mean, at any time, the amount equal to: (a) eighty-five (85%) percent of the Net Amount of Eligible Accounts, plus (b) the lesser of: (i) sixty (60%) percent multiplied by the Value of Eligible Inventory or (ii) eighty-five (85%) percent of the Net Recovery Percentage multiplied by the Value of Eligible Inventory (such percentage of the Net Recovery Percentage being forty-eight (48%) percent as of the date hereof), plus (c) one hundred (100%) percent of Eligible Cash Collateral, less (c) any Reserves (provided that in no event shall the amount of the Borrowing Base attributable to Eligible Inventory exceed $3,000,000 at any time). For purposes only of applying the sublimit on Loans based on Eligible Inventory set forth clause (b) above, Lender may treat the then undrawn amounts of outstanding Letter of Credit Accommodations for the purpose of purchasing Eligible Inventory as Loans to the extent Lender is in effect basing the issuance of the Letter of Credit Accommodations on the Value of the Eligible Inventory being purchased with such Letter of Credit Accommodations. In determining the actual amounts of such Letter of Credit Accommodations to be so treated for purposes of the sublimit, the outstanding Loans and Reserves shall be attributed first to any components of the lending formulas set forth above that are not subject to such sublimit, before being attributed to the components of the lending formulas subject to such sublimit.

     1.7 "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of New York or the State of North Carolina, and a day on which the Reference Bank and Lender are open for the transaction of business, except that if a determination of a Business Day shall relate to any Eurodollar Rate Loans, the term Business Day shall also exclude any day on which banks are closed for dealings in dollar deposits in the London interbank market or other applicable Eurodollar Rate market.

     1.8 "Capital Expenditures" shall mean all expenditures for any fixed or capital assets (including, but not limited to, tooling) or improvements, or for replacements, substitutions or additions thereto, including, but not limited to, the direct or indirect acquisition of such assets by way of offset items or otherwise and including the principal amount of payments in respect of Capital Leases during the applicable period, but excluding the portion thereof funded with insurance proceeds or condemnation payments, during such period, in all cases which would be included as additions to property, plant and equipment for such period in accordance with GAAP.

     1.9 "Capital Leases" shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee which in accordance with GAAP, is required to be reflected as a capital lease on the balance sheet of such Person.

     1.10 "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock).

     1.11 "Cash Equivalents" shall mean, at any time, (a) any evidence of Indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof; provided, that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred (180) days or less issued by a corporation (except an Affiliate of Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. or at least P-1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying securities of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within ninety (90) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above (except that such investments by money market funds and mutual funds may have a maturity of up to two hundred seventy (270) days or less and may be issued by an issuer that is not a member of the Federal Reserve System).

     1.12 "Cash Management Account" shall mean account no. 09135825 of Borrower at Citibank, N.A. (or such other account as Borrower and Lender may agree) that is used as an investment account and as a controlled disbursement account by Borrower in the ordinary course of its business.

     1.13 "Change of Control" shall mean (a) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), except for one or more of the Arnberg Holders or the Levine Holders, of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding Voting Stock of Borrower or the Board of Directors of Borrower; (b) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Borrower (together with any new directors who have been appointed by the Arnberg Holders or the Levine Holders, or whose nomination for election by the stockholders of Borrower, as the case may be, was approved by a vote of the number of directors required in accordance with applicable law and the by-laws or other corporate documents of Borrower then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Borrower then still in office; (c) the failure of the Arnberg Holders and/or the Levine Holders to own, in the aggregate, more than seventy-five (75%) percent of the voting power of the total outstanding Voting Stock of Borrower consisting of the Class B Common Stock of Borrower; or (d) the failure of the holders of the Class B Common Stock of Borrower to have the right to elect two-thirds of the Board of Directors of Borrower.

     1.14 "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.15 "Collateral" shall have the meaning set forth in Section 5 hereof.

     1.16 "Collateral Access Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, from any lessor of premises to Borrower, or any other person to whom any Collateral (including Inventory, Equipment, bills of lading or other documents of title) is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located, pursuant to which such lessor, consignee or other person, inter alia, acknowledges the first priority security interest of Lender in such Collateral, agrees to waive any and all claims such lessor, consignee or other person may, at any time, have against such Collateral, whether for processing, storage or otherwise, and agrees to permit Lender access to, and the right to remain on, the premises of such lessor, consignee or other person so as to exercise Lender's rights and remedies and otherwise deal with such Collateral and, in the case of any consignee or other person who at any time has custody, control or possession of any Collateral, acknowledges that it holds and will hold possession of the Collateral for the benefit of Lender and agrees to follow all instructions of Lender with respect thereto.

     1.17 "Consolidated Net Income" shall mean, with respect to any Person for any period, the aggregate of the net income (loss) of such Person and its Subsidiaries, on a consolidated basis, for such period (excluding to the extent included therein any extraordinary or non-recurring gains and extraordinary non-cash charges) after deducting all charges which should be deducted before arriving at the net income (loss) for such period and after deducting the Provision for Taxes for such period, all as determined in accordance with GAAP; provided, that, (a) the net income of any Person that is not a wholly-owned Subsidiary or that is accounted for by the equity method of accounting shall be included in the Consolidated Net Income of a Person only to the extent of the amount of dividends or distributions paid or payable to such Person or a wholly-owned Subsidiary of such Person; (b) except to the extent included pursuant to the foregoing clause, the net income of any Person accrued prior to the date it becomes a wholly-owned Subsidiary of such Person or is merged into or consolidated with such Person or any of its wholly-owned Subsidiaries or that Person's assets are acquired by such Person or by any of its wholly-owned Subsidiaries shall be excluded; (c) net income shall exclude interest accruing, but not paid on indebtedness owing to a Subsidiary or parent corporation of such Person, which is subordinated in right of payment to the payment in full of the Obligations, on terms and conditions acceptable to Lender; and (d) the net income (if positive) of any wholly-owned Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such wholly-owned Subsidiary to such Person or to any other wholly-owned Subsidiary of such Person is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such wholly-owned Subsidiary (other than this Agreement or any of the other Financing Agreements) shall be excluded. For the purposes of this definition, net income excludes any gain and non-cash loss (but not any cash loss) together with any related Provision for Taxes for such gain and non-cash loss (but not any cash loss) realized upon the sale or other disposition of any assets that are not sold in the ordinary course of business (including, without limitation, dispositions pursuant to sale and leaseback transactions) or of any Capital Stock of such Person or a Subsidiary of such Person.

     1.18 "Default" shall mean an act, condition or event which with notice or passage of time or both would constitute an Event of Default.

     1.19 "Deposit Account Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, by and among Lender, Borrower and any bank at which any deposit account of Borrower is at any time maintained which provides that such bank will comply with instructions originated by Lender directing disposition of the funds in the deposit account without further consent by Borrower and such other terms and conditions as Lender may require, including as to any such agreement with respect to any Blocked Account, providing that all items received or deposited in the Blocked Accounts are held for the benefit of Lender, that the bank agrees to waive or subordinate any lien upon, or right to setoff against, the Blocked Accounts, the items received for deposit therein, or the funds from time to time on deposit therein and that the bank will wire, or otherwise transfer, in immediately available funds, all collected funds received or deposited into the Blocked Accounts in accordance with the instructions of Lender.

     1.20 "EBITDA" shall mean, as to any Person, with respect to any period, an amount equal to: (a) the Consolidated Net Income of such Person for such period, plus (b) depreciation and amortization for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), all in accordance with GAAP, plus (c) Interest Expense for such period (to the extent deducted in the computation of Consolidated Net Income of such Person), plus (d) the Provision of Taxes for such period (to the extent deducted in the computation of Consolidated Net Income of such Person).

     1.21 "Eligible Accounts" shall mean Accounts created by Borrower which are and continue to be acceptable to Lender based on the criteria set forth below. The criteria for Eligible Accounts include:

     (a) such Accounts arise from the actual and bona fide sale and delivery of goods by Borrower or rendition of services by Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions related thereto (as the same may be amended, modified, supplemented or waived from time to time);

     (b) such Accounts are not unpaid more than sixty (60) days from the original due date for them, but in any event are not unpaid more than ninety
(90) days after the original invoice date for them;

     (c) such Accounts comply with the terms and conditions contained in Section 7.2(b) of this Agreement;

     (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

     (e) the account debtor with respect to such Accounts is located in the United States of America or Canada (provided, that, at any time promptly upon Lender's request, Borrower shall execute and deliver, or cause to be executed and delivered, such other agreements, documents and instruments as may be required by Lender to perfect the security interests of Lender in those Accounts of an account debtor that is located in Canada in accordance with the applicable laws of the Province of Canada in which such account debtor is located and take or cause to be taken such other and further actions as Lender may request to enable Lender as secured party with respect thereto to collect such Accounts under the applicable Federal or Provincial laws of Canada) or, at Lender's option, if the account debtor with respect to such Accounts is located other than in the United States of America or Canada, then if either: (i) the account debtor has delivered to Borrower an irrevocable letter of credit issued or confirmed by a bank satisfactory to Lender and payable only in the United States of America and in U.S. dollars, sufficient to cover such Account, in form and substance satisfactory to Lender and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and Borrower has complied with the terms of Section 5.2(f) hereof with respect to the assignment of the proceeds of such letter of credit to Lender or naming Lender as transferee beneficiary thereunder, as Lender may specify, or (ii) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount acceptable to Lender, or (iii) such Account is otherwise acceptable in all respects to Lender (subject to such lending formula with respect thereto as Lender may determine);

     (f) such Accounts do not consist of progress billings (such that the obligation of the account debtors with respect to such Accounts is conditioned upon Borrower's satisfactory completion of any further performance under the agreement giving rise thereto), bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

     (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute with respect thereto, and is not owed any amounts that may give rise to any right of setoff or recoupment against such Accounts (but the portion of the Accounts of such account debtor in excess of the amount at any time and from time to time owed by Borrower to such account debtor or claimed owed by such account debtor may be deemed Eligible Accounts);

     (h) there are no facts, events or occurrences which would impair the validity, enforceability or collectability of such Accounts or reduce the amount payable or delay payment thereunder (but the portion of the Accounts of such account debtor that are not so impaired or reduced or delayed may be deemed Eligible Accounts);

     (i) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement that are subordinate to the security interests of Lender and are subject to an intercreditor agreement in form and substance satisfactory to Lender between Lender and the holder of such lien;

     (j) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an Affiliate of Borrower;

     (k) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner satisfactory to Lender;

     (l) there are no proceedings or actions which are threatened or pending against the account debtors with respect to such Accounts which might result in any material adverse change in any such account debtor's financial condition (including, without limitation, any bankruptcy, dissolution, liquidation, reorganization or similar proceeding);

     (m) such Accounts of a single account debtor or its affiliates do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts (but the portion of the Accounts not in excess of such percentage may be deemed Eligible Accounts);

     (n) such Accounts are not owed by an account debtor who has Accounts unpaid more than sixty (60) days after the original due date for them, but in any event unpaid more than ninety (90) days after the original invoice date for them which constitute more than fifty (50%) percent of the total Accounts of such account debtor;

     (o) the account debtor is not located in a state requiring the filing of a Notice of Business Activities Report or similar report in order to permit Borrower to seek judicial enforcement in such State of payment of such Account, unless Borrower has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year or such failure to file and inability to seek judicial enforcement is capable of being remedied without any material delay or material cost;

     (p) such Accounts are owed by account debtors whose total indebtedness to Borrower does not exceed the credit limit with respect to such account debtors as determined by Borrower from time to time in the ordinary course of business consistent with its current practices as of the date hereof and as is reasonably acceptable to Lender (but the portion of the Accounts not in excess of such credit limit may be deemed Eligible Accounts); and

     (q) such Accounts are owed by account debtors deemed creditworthy at all times by Lender in good faith.

The criteria for Eligible Accounts set forth above may only be changed and any new criteria for Eligible Accounts may only be established by Lender in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Lender has no written notice thereof from Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Accounts in the good faith determination of Lender. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

     1.22 "Eligible Assignee" shall mean (a) the parent company of Lender and/or any other Affiliate of Lender or its parent company or (b) any person (whether a corporation, partnership, trust or otherwise) that is engaged in the business of making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by Lender or the parent company of Lender and/or any other Affiliate of Lender or its parent company.

     1.23 "Eligible Cash Collateral" shall mean such immediately available funds from time to time delivered by Borrower to Lender then held by Lender as cash collateral under the terms of the Cash Collateral Pledge Agreement, dated of even date herewith, by Borrower in favor of Lender (including the $2,000,000 in immediately available funds delivered by Borrower to Lender on or about the date hereof) so long as (a) all representations and warranties with respect thereto set forth in such Cash Collateral Pledge Agreement or herein are true and correct and (b) Lender has not received any notice of an adverse claim and no other person has asserted any lien, interest or claim with respect thereto.

     1.24 "Eligible Inventory" shall mean Inventory consisting of new, fully assembled embroidery machines purchased from Tajima Industries, Ltd. within the immediately preceding twelve (12) consecutive months and held for resale in the ordinary course of the business of Borrower, in each case which are acceptable to Lender based on the criteria set forth below. Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in Borrower's business; (f) Inventory subject to a security interest or lien in favor of any person other than Lender except those permitted in this Agreement (but without limiting the right of Lender to establish any Reserves with respect to amounts secured by such security interest or lien in favor of any Person even if permitted herein); (g) bill and hold goods; (h) unserviceable, obsolete or slow moving Inventory; (i) Inventory which is not subject to the first priority, valid and perfected security interest of Lender (other than liens described in Sections 9.8(b)(i), 9.8(b)(ii), 9.8(c)(i) and 9.8(i) hereof); (j) returned, damaged and/or defective Inventory; (k) Inventory purchased or sold on consignment; (l) Inventory which is in transit; and (m) Inventory at premises other than those owned and controlled by Borrower, except any Inventory which would otherwise be deemed Eligible Inventory that is located at premises leased and operated by Borrower may nevertheless be considered Eligible Inventory, if Lender shall have received a Collateral Access Agreement from the owner and lessor of such location, duly authorized, executed and delivered by such owner and lessor and if Lender shall have received UCC, tax lien and judgment searches with respect to the jurisdiction where such Inventory is located the results of which shall be satisfactory to Lender (provided, that, only up to $500,000 of otherwise Eligible Inventory in the aggregate at all locations other than Borrower's current premises in Hauppage, New York may be considered Eligible Inventory). The criteria for Eligible Inventory set forth above may only be changed and any new criteria for Eligible Inventory may only be established by Lender in good faith based on either: (i) an event, condition or other circumstance arising after the date hereof, or (ii) an event, condition or other circumstance existing on the date hereof to the extent Lender has no written notice thereof from Borrower prior to the date hereof, in either case under clause (i) or (ii) which adversely affects or could reasonably be expected to adversely affect the Inventory in the good faith determination of Lender. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

     1.25 "Environmental Laws" shall mean all foreign, Federal, State and local laws (including common law), legislation, rules, codes, licenses, permits (including any conditions imposed therein), authorizations, judicial or administrative decisions, injunctions or agreements between Borrower and any Governmental Authority, (a) relating to pollution and the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground water, drinking water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), (b) relating to the exposure to, or the use, storage, recycling, treatment, generation, manufacture, processing, distribution, transportation, handling, labeling, production, release or disposal, or threatened release, of Hazardous Materials, or (c) relating to all laws with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials. The term "Environmental Laws" includes (i) the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Federal Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Water Act, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, and the Federal Safe Drinking Water Act of 1974, (ii) applicable state counterparts to such laws, and (iii) any common law or equitable doctrine that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Hazardous Materials.

     1.26 "Equipment" shall mean all of Borrower's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment and computer hardware and software, whether owned or licensed, and including embedded software, vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     1.27 "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, together with all rules, regulations and interpretations thereunder or related thereto.

     1.28 "ERISA Affiliate" shall mean any person required to be aggregated with Borrower or any of its Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

     1.29 "ERISA  Event" shall mean (a) any  "reportable  event",  as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412 of the Code or
Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the occurrence of a "prohibited transaction" with respect to which Borrower or any of its Subsidiaries is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Borrower or any of its Subsidiaries could otherwise be liable;
(f) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or a cessation of operations which is treated as such a withdrawal or notification that a Multiemployer Plan is in reorganization; (g) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (i) the imposition of any liability under Title IV of ERISA, other than the Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate in excess of $100,000; and (j) any other event or condition with respect to a Plan including any Plan subject to Title IV of ERISA maintained, or contributed to, by any ERISA Affiliate that could reasonably be expected to result in liability of Borrower in excess of $100,000.

     1.30 "Eurodollar Rate" shall mean with respect to the Interest Period for a Eurodollar Rate Loan, the interest rate per annum equal to the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the next one-sixteenth (1/16) of one (1%) percent) at which Reference Bank is offered deposits of United States dollars in the London interbank market (or other Eurodollar Rate market selected by Borrower and approved by Lender) on or about 9:00 a.m. (New York time) two (2) Business Days prior to the commencement of such Interest Period in amounts substantially equal to the principal amount of the Eurodollar Rate Loans requested by and available to Borrower in accordance with this Agreement, with a maturity of comparable duration to the Interest Period selected by Borrower.

     1.31 "Eurodollar Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Adjusted Eurodollar Rate in accordance with the terms hereof.

     1.32 "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

     1.33 "Excess Availability" shall mean the amount, as determined by Lender, calculated at any time, equal to: (a) the lesser of: (i) the Borrowing Base (without regard to any Reserves) and (ii) the Maximum Credit, minus (b) the sum of: (i) the amount of all then outstanding and unpaid Obligations, plus (ii) the amount of all Reserves, plus (iii) the aggregate amount of all then outstanding and unpaid trade payables and other obligations of Borrower which are more than sixty (60) days past due as of such time, plus (iv) the amount of checks issued by Borrower to pay trade payables and other obligations which are more than sixty (60) days past due as of such time, but not yet sent (but without duplication of clause (b)(iii) and the book overdraft of Borrower.

     1.34 "Exchange Act" shall mean the Securities Exchange Act of 1934, together with all rules, regulations and interpretations thereunder or related thereto.

     1.35 "Exchange Rate" shall mean the prevailing spot rate of exchange of Reference Bank or if such rate is not available from Reference Bank, such other bank as Lender may reasonably select for the purpose of conversion of one currency to another, at or around 11:00 a.m. New York City time, on the date on which any such conversion of currency is to be made under this Agreement.

     1.36 "Existing Lenders" shall mean, collectively, the lenders to Borrower pursuant to the Revolving Credit and Security Agreement, dated September 30, 1999, by and among the lenders party thereto, PNC Bank, National Association in its capacity as agent acting for such lenders, Borrower and certain of its affiliates, and including PNC Bank, National Association in its capacity as agent acting for such lenders and in each case their respective predecessors, successors and assigns; sometimes being referred to herein individually as an "Existing Lender".

     1.37 "Existing Letters of Credit" shall mean, collectively, the letters of credit issued for the account of Borrower or for which Borrower is otherwise liable listed on Schedule 1.37 hereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.38 "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements, deposit account control agreements, investment property control agreements, intercreditor agreements, and all other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrower or any Obligor in connection with this Agreement.

     1.39 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, if any change in generally accepted accounting principles after the date hereof affects the calculation of compliance with the financial covenant in Section
9.17 hereof, Borrower may by notice to Lender, or Lender may by notice to Borrower, require that such covenant thereafter be calculated in accordance with generally accepted accounting principles as in effect and applied by Borrower immediately before such change in generally accepted accounting principles occurred. If such notice is given, the financial statements delivered pursuant to Section 9.6 hereof after such change occurs shall be accompanied by reconciliations of the difference between the calculation set forth therein and a calculation made in accordance with generally accepted accounting principles as in effect from time to time after such change occurs.

     1.40 "Governmental Authority" shall mean any nation or government, any state, province, or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     1.41 "HAPL" shall mean HAPL Leasing, Inc., a New York corporation, and its successors and assigns.

     1.42 "Hazardous Materials" shall mean any hazardous, toxic or dangerous substances, materials and wastes, including hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including any that are or become classified as hazardous or toxic under any Environmental Law).

     1.43  "Indebtedness"  shall mean, with respect to any Person, any liability
(a) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof) or evidenced by bonds, notes, debentures or similar instruments; (b) representing the balance deferred and unpaid of the purchase price of any property or services (except any such balance that constitutes an account payable to a trade creditor (whether or not an Affiliate) created, incurred, assumed or guaranteed by such Person in the ordinary course of business of such Person in connection with obtaining goods, materials or services that is not overdue by more than one hundred eighty (180) days, unless the trade payable is being contested in good faith); (c) all obligations as lessee under Capital Leases; (d) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (e) all obligations with respect to redeemable stock and redemption or repurchase obligations under any Capital Stock or other equity securities issued by such Person; (f) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker's acceptances, drafts or similar documents or instruments issued for such Person's account; (g) all indebtedness of such Person in respect of indebtedness of another Person for borrowed money or indebtedness of another Person otherwise described in this definition which is secured by any consensual lien, security interest, collateral assignment, conditional sale, mortgage, deed of trust, or other encumbrance on any asset of such Person, whether or not such obligations, liabilities or indebtedness are assumed by or are a personal liability of such Person, all as of such time; (h) all obligations, liabilities and indebtedness of such Person (marked to market) arising under swap agreements, cap agreements and collar agreements and other agreements or arrangements designed to protect such person against fluctuations in interest rates or currency or commodity values and (i) all obligations owed by such Person under License Agreements with respect to non-refundable, advance or minimum guarantee royalty payments; provided, that, in no event shall the obligations of Borrower arising under the Pulse License Agreement as in effect on the date hereof constitute or be deemed to constitute Indebtedness of Borrower for purposes of this Agreement or the other Financing Agreements.

     1.44 "Information Certificate" shall mean the Information Certificate of Borrower constituting Exhibit A hereto containing material information with respect to Borrower, its business and assets provided by or on behalf of Borrower to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

     1.45 "Intellectual Property" shall mean Borrower's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, servicemarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; and trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registrations; software and contract rights relating to software, in whatever form created or maintained.

     1.46 "Interest Expense" shall mean, for any period, as to any Person, as determined in accordance with GAAP, the total interest expense of such Person, whether paid or accrued during such period (including the interest component of Capital Leases for such period), including, without limitation, discounts in connection with the sale of any Accounts, but excluding interest paid in property other than cash and any other interest expense not payable in cash.

     1.47 "Interest Period" shall mean for any Eurodollar Rate Loan, a period of approximately one (1), two (2), or three (3) months duration as Borrower may elect, the exact duration to be determined in accordance with the customary practice in the applicable Eurodollar Rate market; provided, that, Borrower may not elect an Interest Period which will end after the last day of the then-current term of this Agreement.

     1.48 "Interest Rate" shall mean, as to Prime Rate Loans, a rate equal to three-quarters (3/4%) percent per annum in excess of the Prime Rate and, as to Eurodollar Rate Loans, a rate of three and one-half (3 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate (based on the Eurodollar Rate applicable for the Interest Period selected by Borrower as in effect three (3) Business Days after the date of receipt by Lender of the request of Borrower for such Eurodollar Rate Loans in accordance with the terms hereof, whether such rate is higher or lower than any rate previously quoted to Borrower); provided, that, notwithstanding anything to the contrary contained herein, the Interest Rate shall mean the rate of two and three-quarters (2 3/4%) percent per annum in excess of the Prime Rate as to Prime Rate Loans and the rate of five and one-half (5 1/2%) percent per annum in excess of the Adjusted Eurodollar Rate as to Eurodollar Rate Loans, at Lender's option, without notice, (a) either (i) for the period on and after the date of termination or non-renewal hereof until such time as all Obligations are indefeasibly paid and satisfied in full in immediately available funds, or (ii) for the period from and after the date of the occurrence of any Event of Default, and for so long as such Event of Default is continuing as determined by Lender and (b) on the Loans at any time outstanding in excess of the amounts available to Borrower under Section 2 (whether or not such excess(es) arise or are made with or without Lender's knowledge or consent and whether made before or after an Event of Default).

     1.49 "Inventory" shall mean all of Borrower's now owned and hereafter existing or acquired goods, wherever located, which (a) are leased by Borrower as lessor; (b) are held by Borrower for sale or lease or to be furnished under a contract of service; (c) are furnished by Borrower under a contract of service; or (d) consist of raw materials, work in process, finished goods or materials used or consumed in its business.

     1.50 "Investment Property Control Agreement" shall mean an agreement in writing, in form and substance satisfactory to Lender, by and among Lender, Borrower and any securities intermediary, commodity intermediary or other person who has custody, control or possession of any investment property of Borrower acknowledging that such securities intermediary, commodity intermediary or other person has custody, control or possession of such investment property on behalf of Lender, that it will comply with entitlement orders originated by Lender with respect to such investment property, or other instructions of Lender, or (as the case may be) apply any value distributed on account of any commodity contract as directed by Lender, in each case, without the further consent of Borrower and including such other terms and conditions as Lender may require.

     1.51 "Lender Payment Account" shall mean account no. 500000003029 of Lender at Wachovia Bank, National Association or such other account of Lender as Lender may from time to time designate to Borrower as the Lender Payment Account for purposes of this Agreement.

     1.52 "Letter of Credit Accommodations" shall mean, collectively, letters of credit (and banker's acceptances issued with respect to drafts presented under letters of credit) and merchandise purchase or other guaranties in each case which are from time to time either (a) issued or opened by Lender for the account of Borrower or (b) with respect to which Lender have agreed to indemnify the issuer or guaranteed to the issuer the performance by Borrower of its obligations to such issuer; sometimes being referred to herein individually as a "Letter of Credit Accommodation". The term "banker's acceptance" as used herein shall refer to a time draft that is an order issued by the beneficiary of a letter of credit as the drawer of the time draft instructing the issuer of the letter of credit as the drawee to pay the amount specified in the time draft that has been accepted by a bank.

     1.53 "Levine Holders" shall mean, as of the date of determination, (a) Paul Levine, his spouse, his lineal descendants (whether natural or adopted) and the spouses of such lineal descendants, (b) any Person controlled by any of the Persons included in clause (a) of this definition (as the term "controlled" is defined in the definition of the term "Affiliate" herein), (c) trusts for the benefit of any of the persons included in clause (a) of this definition, and (d) any charitable foundation a majority of whose members, trustees or directors, as the case may be, are Persons included in clause (a) of this definition.

     1.54 "License Agreements" shall have the meaning set forth in Section 8.10 hereof.

     1.55 "Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrower on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

     1.56 "Material Contract" shall mean (a) any contract or other agreement (other than the Financing Agreements), written or oral, of Borrower involving monetary liability of or to any Person in an amount in excess of $1,000,000 in any fiscal year and (b) any other contract or other agreement (other than the Financing Agreements), whether written or oral, to which Borrower is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would have a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations or prospects of Borrower or the validity or enforceability of this Agreement, any of the other Financing Agreements, or any of the rights and remedies of Lender hereunder or thereunder; provided that, in no event shall the Pulse License Agreement as in effect on the date hereof be deemed to constitute a Material Contract for purposes of this Agreement and the other Financing Agreements.

     1.57 "Maturity Date" shall mean the date that is the third anniversary of the date of this Agreement.

     1.58 "Maximum Credit" shall mean the amount of $12,000,000.

     1.59 "Multiemployer Plan" shall mean a "multi-employer  plan" as defined in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by Borrower or any ERISA Affiliate.

     1.60 "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

     1.61 "Net Recovery Percentage" shall mean the fraction, expressed as a percentage, (a) the numerator of which is the amount equal to the recovery on the aggregate amount of the Inventory at such time on a "orderly liquidation value" basis as set forth in the most recent acceptable appraisal of Inventory received by Lender in accordance with Section 7.3, net of operating expenses, liquidation expenses and commissions, and (b) the denominator of which is the applicable original cost of the aggregate amount of the Inventory subject to appraisal.

     1.62 "Obligations" shall mean any and all Loans, Letter of Credit Accommodations and all other obligations, liabilities and indebtedness of every kind, nature and description owing by Borrower to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, arising under this Agreement or any of the other Financing Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of this Agreement or after the commencement of any case with respect to Borrower under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, or secured or unsecured.

     1.63 "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

     1.64 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects subchapter S status under the Code), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.65 "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which Borrower sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multiemployer Plan has made contributions at any time during the immediately preceding six (6) plan years.

     1.66 "Prime Rate" shall mean the rate from time to time publicly announced by Reference Bank, or its successors, as its prime rate, whether or not such announced rate is the best rate available at such bank.

     1.67 "Prime Rate Loans" shall mean any Loans or portion thereof on which interest is payable based on the Prime Rate in accordance with the terms thereof.

     1.68 "Provision for Taxes" shall mean an amount equal to all taxes imposed on or measured by net income, whether Federal, State, Provincial, county or local, and whether foreign or domestic, that are paid or payable by any Person in respect of any period in accordance with GAAP.

     1.69 "Pulse License Agreement" shall mean the Software License and Distribution Agreement, dated as of October 31, 2002, by and between Pulse Microsystems Ltd. and Borrower.

     1.70 "Real Property" shall mean all now owned and hereafter acquired real property of Borrower, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

     1.71 "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of Borrower: (a) all Accounts; (b) all interest, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of Borrower and other contract rights, chattel paper, instruments, notes, and other forms of obligations owing to Borrower, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Borrower or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of Borrower) or otherwise associated with any Accounts, Inventory or general intangibles of Borrower (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Borrower in connection with the termination of any Plan or other employee benefit plan and any other amounts payable to Borrower from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Borrower is a beneficiary).

     1.72 "Records" shall mean all of Borrower's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Borrower with respect to the foregoing maintained with or by any other person).

     1.73 "Reference Bank" shall mean Wachovia Bank, National Association, or such other bank as Lender may from time to time designate.

     1.74 "Reserves" shall mean as of any date of determination, such amounts as Lender may from time to time establish, and as to any new category of Reserves upon not less than two (2) Business Days' prior notice to Borrower (or such lesser period for notice as Lender may determine is required under the circumstances) and revise in good faith reducing the amount of Loans and Letter of Credit Accommodations which would otherwise be available to Borrower under the lending formula(s) provided for herein: (a) to reflect events, conditions, contingencies or risks which, as determined by Lender in good faith, adversely affect, or would have a reasonable likelihood of adversely affecting, either (i) the Collateral or any other property which is security for the Obligations or its value, (ii) the assets, business or prospects of Borrower or any Obligor or
(iii) the security interests and other rights of Lender in the Collateral (including the enforceability, perfection and priority thereof) or (b) to reflect Lender's good faith belief that any collateral report or financial information furnished by or on behalf of Borrower or any Obligor to Lender is or may have been incomplete, inaccurate or misleading in any material respect at the time provided to Lender or (c) to reflect outstanding Letter of Credit
Accommodations as provided in Section 2.2 hereof or (d) to reflect Lender's estimate of the amount necessary to reflect changes in applicable currency exchange rates or currency exchange markets or (e) in respect of any state of facts which Lender determines in good faith constitutes a Default or an Event of Default or (f) to reflect a decrease in the liquidation value of the Eligible Inventory, including any such decrease attributable to any change in the nature, quality or mix of the Inventory or (g) the turnover of the Inventory calculated based on the immediately preceding twelve (12) consecutive month period ending immediately prior to the date of a field examination by Lender of Borrower and its assets shall have decreased by more than fifty (50%) percent from the turnover of Inventory as determined in the immediately preceding field examination conducted by Lender or (h) in respect of amounts due or to become due to the financial intermediary or other institution where the Eligible Cash Collateral is maintained. Without limiting the generality of the foregoing, Reserves may be established to reflect any of the following: (i) that dilution with respect to the Accounts (based on the ratio of the aggregate amount of non-cash reductions in Accounts for any period to the aggregate dollar amount of the sales of Borrower for such period) as calculated by Lender for any period is or is reasonably anticipated to be greater than five (5%) percent, (ii) the aggregate amount of deposits, if any, received by Borrower from its customers in respect of unfilled orders for merchandise, (iii) amounts due or to become due in respect of sales, use and/or withholding taxes, (iv) any rental payments, service charges or other amounts that have not been paid when due to lessors of real or personal property to the extent Inventory or Records are located in or on property or such Records are needed to monitor or otherwise deal with the Collateral. To the extent Lender may revise the lending formulas used to determine the Borrowing Base or establish new criteria or revise existing criteria for Eligible Accounts or Eligible Inventory so as to address any circumstances, condition, event or contingency in a manner satisfactory to Lender, Lender shall not establish a Reserve for the same purpose. The amount of any Reserve established by Lender shall have a reasonable relationship to the event, condition or other matter which is the basis for such reserve as determined by Lender in good faith. Without limiting the right of Lender to adjust the amount of any category of Reserves, a new category of Reserves not provided for above or established as of the date hereof may only be established by Lender after the date hereof based on an event, condition or other circumstance arising after the date hereof, or an event, condition or other circumstance existing on the date hereof to the extent Lender has no written notice thereof from Borrower prior to the date hereof.

     1.75 "Solvent" shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).

     1.76 "Subsidiary" or "subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, limited liability partnership or other limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Stock or other interests entitled to vote in the election of the board of directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency), managers, trustees or other controlling persons, or an equivalent controlling interest therein, of such Person is, at the time, directly or indirectly, owned by such Person and/or one or more subsidiaries of such Person.

     1.77 "UCC" shall mean the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Lender may otherwise determine).

     1.78 "US Dollar Equivalent" shall mean at any time (a) as to any amount denominated in US Dollars, the amount thereof at such time, and (b) as to any amount denominated in any other currency, the equivalent amount in US Dollars calculated by Lender in good faith at such time using the Exchange Rate in effect on the Business Day of determination.

     1.79 "US Dollars", "US$" and "$" shall each mean lawful currency of the United States of America.

     1.80 "Value" shall mean with respect to Inventory, the US Dollar Equivalent of the lower of (a) cost computed on a "specific identification" basis in accordance with GAAP or (b) market value provided, that, for purposes of the calculation of the Borrowing Base, (i) the Value of the Inventory shall not include: (A) the portion of the value of Inventory equal to the profit earned by any Affiliate on the sale thereof to Borrower in excess of the amount that would be considered profit in an equivalent arms' length transaction with a person that is not an Affiliate or (B) write-ups or write-downs in value with respect to currency exchange rates and (ii) notwithstanding anything to the contrary contained herein, the cost of the Inventory shall be computed in the same manner and consistent with the most recent appraisal of the Inventory received and accepted by Lender prior to the date hereof, if any.

     1.81 "Voting Stock" shall mean with respect to any Person, (a) one (1) or more classes of Capital Stock of such Person having general voting powers to elect at least a majority of the board of directors, managers or trustees (or persons performing similar functions) of such Person, irrespective of whether at the time Capital Stock of any other class or classes have or might have voting power by reason of the happening of any contingency, and (b) any Capital Stock of such Person convertible or exchangeable without restriction at the option of the holder thereof into Capital Stock of such Person described in clause (a) of this definition.

SECTION 2.    CREDIT FACILITIES
              -----------------

       2.1    Loans.
              -----

     (a) Subject to and upon the terms and conditions contained herein, Lender agrees to make Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the lesser of: (i) the Borrowing Base or (ii) the Maximum Credit.

     (b) Except in Lender's discretion, the aggregate amount of the Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit and the aggregate amount of the Loans based on Eligible Inventory outstanding at any time shall not exceed $3,000,000. In the event that the outstanding amount of any component of the Loans, or the aggregate amount of the outstanding Loans and Letter of Credit Accommodations, exceed the amounts available pursuant to the Borrowing Base, the sublimit for Letter of Credit Accommodations set forth in Section 2.2(e) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrower shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

       2.2    Letter of Credit Accommodations.
              -------------------------------

     (a) Subject to and upon the terms and conditions contained herein, at the request of Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations denominated in US Dollars or Japanese Yen for the account of Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Loans to Borrower pursuant to this Section 2. All such Loans shall be in US Dollars notwithstanding that the currency in which such Letter of Credit Accommodations may be denominated and the determination thereof shall be based on the Exchange Rate or such other exchange rate as may be used by the issuer in requiring any payment to it in connection with such Letter of Credit Accommodations.

     (b) In addition to any charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations, (i) Borrower shall pay to Lender a letter of credit and acceptance fee at a rate equal to two and one-half (2 1/2%) percent per annum on the daily outstanding balance of the Letter of Credit Accommodations consisting of banker's acceptances and at a rate equal to two (2%) percent per annum on the daily outstanding balance of all other Letter of Credit Accommodations, in each case for the immediately preceding month (or part thereof), payable in arrears as of the first day of each succeeding month, except that Borrower shall pay to Lender such letter of credit fee, at Lender's option, without notice, at a rate equal to four and one-half (4 1/2%) percent per annum on such daily outstanding balance for: (A) the period from and after the date of termination or non-renewal hereof until Lender has received full and final payment of all Obligations (notwithstanding entry of a judgment against Borrower) and (B) the period from and after the date of the occurrence of an Event of Default for so long as such Event of Default is continuing as determined by Lender and (ii) on each anniversary of the date hereof (and if such day is the effective date of the termination or non-renewal hereof, then on such date), Borrower shall pay to Lender as a supplemental letter of credit fee an amount equal to $100,000 minus the aggregate amount of all letter of credit and acceptance fees received by Lender from Borrower in accordance with the terms hereof during the immediately preceding twelve (12) month period ending on such anniversary date; provided, that, in the event that the this Agreement is terminated prior to any anniversary of the date hereof, such supplemental letter of credit shall be immediately due and payable on the date of termination in an amount equal to (A) $100,000 multiplied by the fraction, the numerator of which is the number of months that have elapsed since the date of this Agreement or the prior anniversary, whichever is later, including the month in which such termination occurs and the denominator of which is twelve (12) minus (B) the aggregate amount of all letter of credit and acceptance fees received by Lender from Borrower in accordance with the terms hereof since the date of this Agreement or the prior anniversary, whichever is later. Such letter of credit and acceptance fee shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed and the obligation of Borrower to pay such fee shall survive the termination or non-renewal of this Agreement. In the event that any Letter of Credit Accommodation is payable in a currency other than US Dollars, the letter of credit and acceptance fee shall be calculated based on the Exchange Rate as from time to time in effect for the currency payable under such Letter of Credit Accommodation.

     (c) Borrower shall give Lender two (2) Business Days' prior written notice of Borrower's request for the issuance of a Letter of Credit Accommodation. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit Accommodation requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit Accommodation, whether such Letter of Credit Accommodations may be drawn in a single or in partial draws, the date on which such requested Letter of Credit Accommodation is to expire (which date shall be a Business Day and in no event shall the expiration date be a date less than five (5) Business Days prior to the end of the then current term of this Agreement), the purpose for which such Letter of Credit Accommodation is to be issued, and the beneficiary of the requested Letter of Credit Accommodation. Borrower shall attach to such notice the proposed terms of the Letter of Credit Accommodation.

     (d) In addition to being subject to the satisfaction of the applicable conditions precedent contained in Section 4 hereof and the other terms and conditions contained herein, no Letter of Credit Accommodations shall be available unless each of the following conditions precedent have been satisfied in a manner satisfactory to Lender: (i) Borrower shall have delivered to the proposed issuer of such Letter of Credit Accommodation at such times and in such manner as such proposed issuer may require, an application in form and substance satisfactory to such proposed issuer and Lender for the issuance of the Letter of Credit Accommodation and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit Accommodation shall be satisfactory to Lender and such proposed issuer, (ii) as of the date of issuance, no order of any court, arbitrator or other Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit Accommodation, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed issuer of such Letter of Credit Accommodation refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit Accommodation; and (iii) the Excess Availability, prior to giving effect to any Reserves with respect to such Letter of Credit Accommodations, on the date of the proposed issuance of any Letter of Credit Accommodations, shall be equal to or greater than: (A) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory and the documents of title with respect thereto are consigned to the issuer, the sum of (1) the percentage equal to one hundred (100%) percent minus the then applicable percentage with respect to Eligible Inventory set forth in the definition of the term Borrowing Base multiplied by the Value of such Eligible Inventory, plus (2) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrower's locations for Eligible Inventory within the United States of America and (B) if the proposed Letter of Credit Accommodation is for any other purpose or the documents of title are not consigned to the issuer in connection with a Letter of Credit Accommodation for the purpose of purchasing Inventory, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto. Effective on the issuance of each Letter of Credit Accommodation, a Reserve shall be established in the applicable amount set forth in Section 2.2(d)(iii)(A) or Section 2.2(d)(iii)(B). In the event that any Letter of Credit Accommodation is payable in a currency other than US Dollars, the determination of such Reserve shall be based on the Exchange Rate as from time to time in effect with respect to such currency.

     (e) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith shall not at any time exceed $7,000,000.

     (f) Borrower shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, other than losses, claims, damages, liabilities, costs and expenses as a result of the gross negligence or wilful misconduct of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. Borrower assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation and for such purposes the drawer or beneficiary shall be deemed Borrower's agent. Borrower assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrower hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrower, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation, except for the gross negligence or wilful misconduct of Lender as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. The provisions of this Section 2.2(f) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

     (g) In connection with Inventory purchased pursuant to Letter of Credit Accommodations, Borrower shall, at Lender's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments in which Lender holds a security interest to deliver them to Lender and/or subject to Lender's order, and if they shall come into Borrower's possession, to deliver them, upon Lender's request, to Lender in their original form. Borrower shall also, at Lender's request, designate Lender as the consignee on all bills of lading and other negotiable and non-negotiable documents.

     (h) Borrower hereby irrevocably authorizes and directs any issuer of a Letter of Credit Accommodation to name Borrower as the account party therein and to deliver to Lender all instruments, documents and other writings and property received by issuer pursuant to the Letter of Credit Accommodations and to accept and rely upon Lender's instructions and agreements with respect to all matters arising in connection with the Letter of Credit Accommodations or the applications therefor. Nothing contained herein shall be deemed or construed to grant Borrower any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrower shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrower.

     (i) At any time so long as no Default or Event of Default exists or has occurred and is continuing, Borrower may (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, and (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders.

     (j) At any time a Default or an Event of Default exists or has occurred and is continuing, Lender shall have the sole and exclusive right and authority to, and Borrower shall not, after notice by Lender to Borrower: (i) approve or resolve any questions of non-compliance of documents, (ii) give any instructions as to acceptance or rejection of any documents or goods, (iii) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders. At any time, Borrower may, with the consent of Agent, grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents and agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in Borrower's name.

     (k) Any rights, remedies, duties or obligations granted or undertaken by Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrower to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrower to Lender and to apply in all respects to Borrower.


SECTION 3.    INTEREST AND FEES
              -----------------

       3.1    Interest.
              --------

     (a) Borrower shall pay to Lender interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

     (b) Borrower may from time to time request Eurodollar Rate Loans or may request that Prime Rate Loans be converted to Eurodollar Rate Loans or that any existing Eurodollar Rate Loans continue for an additional Interest Period. Such request from Borrower shall specify the amount of the Eurodollar Rate Loans or the amount of the Prime Rate Loans to be converted to Eurodollar Rate Loans or the amount of the Eurodollar Rate Loans to be continued (subject to the limits set forth below) and the Interest Period to be applicable to such Eurodollar Rate Loans. Subject to the terms and conditions contained herein, three (3) Business Days after receipt by Lender of such a request from Borrower, such Eurodollar Rate Loans shall be made or Prime Rate Loans shall be converted to Eurodollar Rate Loans or such Eurodollar Rate Loans shall continue, as the case may be, provided, that, (i) no Default or Event of Default shall exist or have occurred and be continuing, (ii) no party hereto shall have sent any notice of termination or non-renewal of this Agreement, (iii) Borrower shall have complied with such customary procedures as are established by Lender and specified by Lender to Borrower from time to time for requests by Borrower for Eurodollar Rate Loans, (iv) no more than four (4) Interest Periods may be in effect at any one time, (v) the aggregate amount of the Eurodollar Rate Loans must be in an amount not less than $1,000,000 or an integral multiple of $500,000 in excess thereof, (vi) the maximum amount of the Eurodollar Rate Loans at any time requested by Borrower shall not exceed the amount equal to eighty (80%) percent of the lowest principal amount of the Loans which it is anticipated will be outstanding during the applicable Interest Period, in each case as determined by Lender (but with no obligation of Lender to make such Loans), and (vii) Lender shall have determined that the Interest Period or Adjusted Eurodollar Rate is available to Lender through the Reference Bank and can be readily determined as of the date of the request for such Eurodollar Rate Loan by Borrower. Any request by Borrower for Eurodollar Rate Loans or to convert Prime Rate Loans to Eurodollar Rate Loans or to continue any existing Eurodollar Rate Loans shall be irrevocable. Notwithstanding anything to the contrary contained herein, Lender and Reference Bank shall not be required to purchase United States Dollar deposits in the London interbank market or other applicable Eurodollar Rate market to fund any Eurodollar Rate Loans, but the provisions hereof shall be deemed to apply as if Lender and Reference Bank had purchased such deposits to fund the Eurodollar Rate Loans.

     (c) Any Eurodollar Rate Loans shall automatically convert to Prime Rate Loans upon the last day of the applicable Interest Period, unless Lender has received and approved a request to continue such Eurodollar Rate Loan at least three (3) Business Days prior to such last day in accordance with the terms hereof. Any Eurodollar Rate Loans shall, at Lender's option, upon notice by Lender to Borrower, convert to Prime Rate Loans in the event that this Agreement shall terminate or not be renewed. Borrower shall pay to Lender, upon demand by Lender (or Lender may, at its option, charge any loan account of Borrower) any amounts required to compensate Lender, the Reference Bank or any participant with Lender for any loss (including loss of anticipated profits), cost or expense incurred by such person, as a result of the conversion of Eurodollar Rate Loans to Prime Rate Loans pursuant to any of the foregoing.

     (d) Interest shall be payable by Borrower to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on non-contingent Obligations (other than Eurodollar Rate Loans) shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrower to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

       3.2 Closing Fee. Borrower shall pay to Lender as a closing fee the amount of $120,000, which shall be fully earned and payable as of the date hereof.

       3.3 Servicing Fee. Borrower shall pay to Lender monthly a servicing fee in an amount equal to $4,000 in respect of Lender's services for each month (or part thereof) while this Agreement remains in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be fully earned as of and payable in advance on the date hereof and on the first day of each month hereafter.

       3.4 Unused Line Fee. Borrower shall pay to Lender monthly an unused line fee at a rate equal to three-eighths (3/8%) percent per annum calculated upon the amount by which the Maximum Credit exceeds the average daily principal balance of the outstanding Loans and Letter of Credit Accommodations during the immediately preceding month (or part thereof) while this Agreement is in effect and for so long thereafter as any of the Obligations are outstanding, which fee shall be payable on the first day of each month in arrears.

       3.5    Changes in Laws and Increased Costs of Loans.
              --------------------------------------------

     (a) If after the date hereof, either (i) any change in, or in the interpretation of, any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to Lender or any banking or financial institution from whom Lender borrows funds or obtains credit (a "Funding Bank"), or (ii) a Funding Bank or Lender complies with any future guideline or request from any central bank or other Governmental Authority or (iii) a Funding Bank or Lender determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below, or a Funding Bank or Lender complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on Lender's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration the Funding Bank's or Lender's policies with respect to capital adequacy) by an amount deemed by Lender to be material, and the result of any of the foregoing events described in clauses (i), (ii) or (iii) is or results in an increase in the cost to Lender of funding or maintaining the Loans or the Letter of Credit Accommodations, then Borrower shall from time to time upon demand by Lender pay to Lender additional amounts sufficient to indemnify Lender against such increased cost on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified). A certificate as to the amount of such increased cost shall be submitted to Borrower by Lender and shall be conclusive, absent manifest error.

     (b) If prior to the first day of any Interest Period, (i) Lender shall have determined in good faith (which determination shall be conclusive and binding upon Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, (ii) Lender determines that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to Lender of making or maintaining Eurodollar Rate Loans during such Interest Period, or (iii) Dollar deposits in the principal amounts of the Eurodollar Rate Loans to which such Interest Period is to be applicable are not generally available in the applicable Eurodollar market, Lender shall give telecopy or telephonic notice thereof to Borrower as soon as practicable thereafter, and will also give prompt written notice to Borrower when such conditions no longer exist. If such notice is given (A) any Eurodollar Rate Loans requested to be made on the first day of such Interest Period shall be made as Prime Rate Loans, (B) any Loans that were to have been converted on the first day of such Interest Period to or continued as Eurodollar Rate Loans shall be converted to or continued as Prime Rate Loans and (C) each outstanding Eurodollar Rate Loan shall be converted, on the last day of the then-current Interest Period thereof, to Prime Rate Loans. Until such notice has been withdrawn by Lender, no further Eurodollar Rate Loans shall be made or continued as such, nor shall Borrower have the right to convert Prime Rate Loans to Eurodollar Rate Loans.

     (c) Notwithstanding any other provision herein, if the adoption of or any change in any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority or in the interpretation or application thereof occurring after the date hereof shall make it unlawful for Lender to make or maintain Eurodollar Rate Loans as contemplated by this Loan Agreement, (i) Lender shall promptly give written notice of such circumstances to Borrower (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of Lender hereunder to make Eurodollar Rate Loans, continue Eurodollar Rate Loans as such and convert Prime Rate Loans to Eurodollar Rate Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for Lender to make or maintain Eurodollar Rate Loans, Lender shall then have a commitment only to make a Prime Rate Loan when a Eurodollar Rate Loan is requested and (iii) Loans then outstanding as Eurodollar Rate Loans, if any, shall be converted automatically to Prime Rate Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Rate Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.3(d) below.

     (d) Borrower shall indemnify Lender and to hold Lender harmless from any loss or expense which Lender may sustain or incur as a consequence of (i) default by Borrower in making a borrowing of, conversion into or extension of Eurodollar Rate Loans after Borrower has given a notice requesting the same in accordance with the provisions of this Loan Agreement, provided, that, Borrower shall not be required to so indemnify Lender if the sole reason that Borrower failed to make a borrowing of, or convert or extend, a Eurodollar Rate Loan is as the result of the establishment of a new category of Reserve by Lender that results in such Loan not being available based on the Borrowing Base as in effect after giving effect to such new category of Reserve, (ii) default by Borrower in making any prepayment of a Eurodollar Rate Loan after Borrower has given a notice thereof in accordance with the provisions of this Agreement, and
(iii) the making of a prepayment of Eurodollar Rate Loans on a day which is not the last day of an Interest Period with respect thereto. With respect to Eurodollar Rate Loans, such indemnification may include an amount equal to the excess, if any, of (A) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or extended, for the period from the date of such prepayment or of such failure to borrow, convert or extend to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or extend, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Rate Loans provided for herein over (B) the amount of interest (as reasonably determined by such Lender) which would have accrued to Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. This covenant shall survive the termination or non-renewal of this Loan Agreement and the payment of the Obligations.

SECTION 4.    CONDITIONS PRECEDENT
              --------------------

     4.1 Conditions Precedent to Initial Loans and Letter of Credit Accommodations. Each of the following is a condition precedent to Lender making the initial Loans and providing the initial Letter of Credit Accommodations hereunder:

     (a) Lender shall have received, in form and substance satisfactory to Lender, all releases, terminations and such other documents as Lender may request to evidence and effectuate the termination by the existing lenders to Borrower of their respective financing arrangements with Borrower and the termination and release by it or them, as the case may be, of any interest in and to any assets and properties of Borrower and each Obligor, duly authorized, executed and delivered by it or each of them, including, but not limited to, UCC termination statements for all UCC financing statements previously filed by it or any of them or their predecessors, as secured party and Borrower or any Obligor, as debtor and authorization for Lender to file them from the existing lenders;

     (b) all requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including records of requisite corporate action and proceedings which Lender may have requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or Governmental Authority (and including a copy of the certificate of incorporation of Borrower certified by the Secretary of State (or equivalent Governmental Authority) which shall set forth the same complete corporate name of Borrower as is set forth herein and such document as shall set forth the organizational identification number of Borrower, if one is issued in its jurisdiction of incorporation);

     (c) no material adverse change shall have occurred in the assets, business or prospects of Borrower since the date of Lender's latest field examination
(not including for this purpose the field review referred to in clause (d) below) and no change or event shall have occurred which would impair the ability of Borrower or any Obligor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party in any material respect or of Lender to enforce the Obligations or realize upon the Collateral;

     (d) Lender shall have completed a field review of the Records and such other information with respect to the Collateral as Lender may require to determine the amount of Loans available to Borrower (including, without limitation, current perpetual inventory records and/or roll-forwards of Accounts and Inventory through the date of closing and test counts of the Inventory in a manner satisfactory to Lender, together with such supporting documentation as may be necessary or appropriate, and other documents and information that will enable Lender to accurately identify and verify the Collateral), the results of which in each case shall be satisfactory to Lender, not more than three (3) Business Days prior to the date hereof;

     (e) Lender shall have received, in form and substance satisfactory to Lender, all consents, waivers, acknowledgments and other agreements from third persons which Lender may deem necessary or desirable in order to permit, protect and perfect its security interests in and liens upon the Collateral or to effectuate the provisions or purposes of this Agreement and the other Financing Agreements, including, without limitation, Collateral Access Agreements by owners and lessors of leased premises of Borrower and by warehouses at which Collateral is located;

     (f) the Excess Availability as determined by Lender, as of the date hereof, shall be not less than $5,000,000 after giving effect to the initial Loans made or to be made and Letter of Credit Accommodations issued or to be issued in connection with the initial transactions hereunder;

     (g) Lender shall have received, in form and substance satisfactory to Lender, Deposit Account Control Agreements by and among Lender, Borrower and each bank where Borrower has a deposit account (other than deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefits payments to or for the benefit of Borrower's employees), in each case, duly authorized, executed and delivered by such bank and Borrower (or Lender shall be the bank's customer with respect to such deposit account, as Lender may specify);

     (h) Lender shall have received, in form and substance satisfactory to Lender, Investment Property Control Agreements by and among Lender, Borrower and each bank or other financial institution where Borrower has a money market or other investment account (other than investment accounts exclusively used for payroll, payroll taxes and other employee wage and benefits payments to or for the benefit of Borrower's employees), in each case, duly authorized, executed and delivered by such bank or other financial institution and Borrower;

     (i) Lender shall have received evidence, in form and substance satisfactory to Lender, that Lender has a valid perfected first priority security interest in all of the Collateral, subject only to liens permitted under Section 9.8 hereof;

     (j) Lender shall have received and reviewed lien and judgement search results for the jurisdiction of incorporation or organization of Borrower, the jurisdiction of the chief executive office of Borrower and all jurisdictions in which assets of Borrower are located, which search results shall be in form and substance satisfactory to Lender;

     (k) Lender shall have received evidence, in form and substance satisfactory to Lender, that the inventory records of Borrower shall set forth in a manner satisfactory to Lender the amount, value and location of inventory consisting of demonstrator models, tradeshow machines, new and used machines and damaged inventory;

     (l) Lender shall have received evidence of insurance and loss payee endorsements required hereunder and under the other Financing Agreements, in form and substance satisfactory to Lender, and certificates of insurance policies and/or endorsements naming Lender as loss payee;

     (m) Lender shall have received, in form and substance satisfactory to Lender, such opinion letters of counsel to Borrower with respect to the Financing Agreements and such other matters as Lender may request; and

     (n) the other Financing Agreements and all instruments and documents hereunder and thereunder shall have been duly executed and delivered to Lender, in form and substance satisfactory to Lender.

     4.2 Conditions Precedent to All Loans and Letter of Credit Accommodations. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to Borrower, including the initial Loans and Letter of Credit Accommodations and any future Loans and Letter of Credit Accommodations:

     (a) all representations and warranties contained herein and in the other Financing Agreements that are qualified by reference to materiality shall be true and correct and all other representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects, in each case with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date);

     (b) no Default or Event of Default shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.


SECTION 5.    GRANT AND PERFECTION OF SECURITY INTEREST
              -----------------------------------------

     5.1 Grant of Security Interest. To secure payment and performance of all Obligations, Borrower hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, all personal and real property and fixtures and interests in property and fixtures of Borrower, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender, collectively, the "Collateral"), including:

     (a) all Accounts;

     (b)  all  general   intangibles,   including,   without   limitation,   all
Intellectual Property;

     (c) all goods, including, without limitation, Inventory and Equipment;

     (d) all chattel paper (including all tangible and electronic chattel paper);

     (e) all instruments (including all promissory notes);

     (f) all documents;

     (g) all deposit accounts;

     (h) all letters of credit, banker's acceptances and similar instruments and including all letter-of-credit rights;

     (i) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other Collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

     (j) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of Borrower now or hereafter held or received by or in transit to Lender or its Affiliates or at any other depository or other institution from or for the account of Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise;

     (k) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

     (l) to the extent not otherwise described above, all Receivables;

     (m) all Records; and

     (n) all products and proceeds of the foregoing, in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other Collateral.

Notwithstanding anything to the contrary set forth in this Section 5.1, the Collateral shall not include the interests of Borrower as lessee under the lease agreement of Borrower with the owner and lessor of the current premises of Borrower located at 200 Wireless Boulevard, Hauppauge, New York.

     5.2 Perfection of Security Interests.

     (a) Borrower irrevocably and unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as the secured party and Borrower as debtor, as Lender may require, and including any other information with respect to Borrower or otherwise required by part 5 of Article 9 of the Uniform Commercial Code of such jurisdiction as Lender may determine, together with any amendment and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Borrower hereby ratifies and approves all financing statements naming Lender or its designee as secured party and Borrower as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Lender prior to the date hereof and ratifies and confirms the authorization of Lender to file such financing statements (and amendments, if any). Borrower hereby authorizes Lender to adopt on behalf of Borrower any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Lender or its designee as the secured party and Borrower as debtor includes assets and properties of Borrower that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Borrower to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall Borrower at any time file, or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement (or amendment or continuation with respect thereto) naming Lender or its designee as secured party and Borrower as debtor.

     (b) Borrower does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof, except as set forth in the Information Certificate (other than checks, drafts and other items constituting payments in respect of Receivables and other Collateral). In the event that Borrower shall be entitled to or shall receive any chattel paper or instrument (other than checks, drafts and other items constituting payments in respect of Receivables and other Collateral) after the date hereof, Borrower shall promptly notify Lender thereof in writing. Promptly upon the receipt thereof by or on behalf of Borrower (including by any agent or representative), Borrower shall deliver, or cause to be delivered to Lender, all tangible chattel paper and instruments (other than checks, drafts and other items constituting payments in respect of Receivables and other Collateral) that Borrower or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify, in each case except as Lender may otherwise agree. At Lender's option, Borrower shall, or Lender may at any time on behalf of Borrower, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Lender with the following legend referring to chattel paper or instruments as applicable:
"This [chattel paper][instrument] is subject to the security interest of Congress Financial Corporation and any sale, transfer, assignment or encumbrance of this [chattel paper][instrument] violates the rights of such secured party."

     (c) In the event that Borrower shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), Borrower shall promptly notify Lender thereof in writing. Promptly upon Lender's request, Borrower shall take, or cause to be taken, such actions as Lender may reasonably request to give Lender control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

     (d) Borrower does not have any deposit accounts as of the date hereof, except as set forth in the Information Certificate. Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Lender shall have received not less than five (5) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom Borrower is dealing and the purpose of the account, (ii) the bank where such account is opened or maintained shall be acceptable to Lender, and (iii) on or before the opening of such deposit account, Borrower shall as Lender may specify either (A) deliver to Lender a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by Borrower and the bank at which such deposit account is opened and maintained or
(B) arrange for Lender to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Lender. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Borrower's employees. Borrower shall close each of the deposit accounts and investment accounts indicated to be closed on the Information Certificate within sixty (60) days after the date hereof and including the investment account maintained at Blackrock Provident Institutional Funds, Inc. .

     (e) Borrower does not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in the Information Certificate.

          (i) In the event that Borrower shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, Borrower shall promptly endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify. If any securities, now or hereafter acquired by Borrower are uncertificated and are issued to Borrower or its nominee directly by the issuer thereof, Borrower shall immediately notify Lender thereof and shall as Lender may specify, either
     (A) cause the issuer to agree to comply with instructions from Lender as to such securities, without further consent of Borrower or such nominee, or
     (B) arrange for Lender to become the registered owner of the securities.

          (ii) Borrower shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Lender shall have received not less than five (5) Business Days prior written notice of the intention of Borrower to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom Borrower is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Lender, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, Borrower shall as Lender may specify (other than as to investment accounts exclusively used for payroll, payroll taxes and other employee wage and benefits payments to or for the benefit of Borrower's employees) either (1) execute and deliver, and cause to be executed and delivered to Lender, an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by Borrower and such securities intermediary or commodity intermediary or (2) arrange for Lender to become the entitlement holder with respect to such investment property on terms and conditions acceptable to Lender.

     (f) Borrower is not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, Borrower shall promptly notify Lender thereof in writing. Borrower shall immediately, as Lender may specify, either (i) deliver, or cause to be delivered to Lender, with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Lender, consenting to the assignment of the proceeds of the letter of credit to Lender by Borrower and agreeing to make all payments thereon directly to Lender or as Lender may otherwise direct or (ii) cause Lender to become, at Borrower's expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

     (g) Borrower has no commercial tort claims as of the date hereof, except as set forth in the Information Certificate. In the event that Borrower shall at any time after the date hereof have any commercial tort claims, Borrower shall promptly notify Lender thereof in writing, which notice shall (i) set forth in reasonable detail the basis for and nature of such commercial tort claim and
(ii) include the express grant by Borrower to Lender of a security interest in such commercial tort claim (and the proceeds thereof). In the event that such notice does not include such grant of a security interest, the sending thereof by Borrower to Lender shall be deemed to constitute such grant to Lender. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Lender provided in Section 5.2(a) hereof or otherwise arising by the execution by Borrower of this Agreement or any of the other Financing Agreements, Lender is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Lender or its designee as secured party and Borrower as debtor, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, Borrower shall promptly upon Lender's request, execute and deliver, or cause to be executed and delivered, to Lender such other agreements, documents and instruments as Lender may require in connection with such commercial tort claim.

     (h) Borrower does not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except: (i) as set forth in the Information Certificate, (ii) for goods located in the United States in transit to a location of Borrower permitted herein in the ordinary course of business of Borrower in the possession of the carrier transporting such goods and (iii) for goods located outside the United States in transit to a location of Borrower permitted herein in the ordinary course of business of Borrower in the possession of the carrier transporting such goods that are purchased by Borrower with a Letter of Credit Accommodation. In the event that any goods, documents of title or other Collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in the Information Certificate or such carriers, Borrower shall promptly notify Lender thereof in writing. Promptly upon Lender's request, Borrower shall deliver to Lender a Collateral Access Agreement duly authorized, executed and delivered by such person and Borrower.

     (i) Borrower shall take any other actions reasonably requested by Lender from time to time to cause the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, that Borrower's signature thereon is required therefor, (ii) causing Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.


SECTION 6.    COLLECTION AND ADMINISTRATION
              -----------------------------

     6.1 Borrower's Loan Account. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrower and (c) all other appropriate debits and credits as provided in this Agreement, including fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

     6.2 Statements. Lender shall render to Borrower each month a statement setting forth the balance in the Borrower's loan account(s) maintained by Lender for Borrower pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be subject to subsequent adjustment by Lender but shall, absent manifest errors or omissions, be considered correct and deemed accepted by Borrower and conclusively binding upon Borrower as an account stated except to the extent that Lender receives a written notice from Borrower of any specific exceptions of Borrower thereto within thirty (30) days after the date such statement has been mailed by Lender. Until such time as Lender shall have rendered to Borrower a written statement as provided above, the balance in Borrower's loan account(s) shall be presumptive evidence of the amounts due and owing to Lender by Borrower.

       6.3    Collection of Accounts.

     (a) Borrower shall establish and maintain, at its expense, blocked accounts or lockboxes and related blocked accounts (in either case, "Blocked Accounts"), as Lender may specify, with such banks as are acceptable to Lender into which Borrower shall promptly deposit and direct its account debtors to directly remit all payments on Receivables and all payments constituting proceeds of Inventory or other Collateral in the identical form in which such payments are made, whether by cash, check or other manner. Borrower shall deliver, or cause to be delivered to Lender, a Depository Account Control Agreement duly authorized, executed and delivered by each bank where a Blocked Account is maintained as provided in Section 5.2 hereof or at any time and from time to time Lender may become bank's customer with respect to the Blocked Accounts and promptly upon Lender's request, Borrower shall execute and deliver such agreements or documents as Lender may require in connection therewith.

     (b) Lender shall instruct the depository banks at which the Blocked Accounts are maintained to transfer the funds on deposit in the Blocked Accounts to such operating bank account of Borrower as Borrower may specify in writing to Lender until such time as Lender shall notify the depository bank otherwise. Without limiting any other rights or remedies of Lender, Lender may, at its option, instruct the depository banks at which the Blocked Accounts are maintained to transfer all available funds received or deposited into the Blocked Accounts to the Lender Payment Account at any time that either: (i) a Default or an Event of Default shall exist or have occurred and be continuing, or (ii) Excess Availability is less than $5,000,000. Lender shall send to Borrower a copy of any such written instruction sent by Lender to the depository bank promptly thereafter. In the event that at any time after Lender has instructed such depository banks to transfer such funds to the Lender Payment Account, each of the conditions set forth in clauses (i) and (ii) above do not exist or have not occurred and are not continuing for the period of thirty (30) consecutive days immediately prior to the date of the receipt by Lender of Borrower's written request that Lender instruct such depository banks to transfer the funds on deposit in such accounts to such operating deposit account of Borrower as Borrower may specify in writing to Lender, Lender shall so instruct such depository banks (so long as such conditions do not exist or have not occurred and are continuing as of the date of such instructions by Lender to such depository banks) until such time as Lender is entitled to notify and shall notify the depository banks otherwise as provided above. Borrower agrees that all payments made to such Blocked Accounts or other funds received and collected by Lender, whether in respect of the Receivables, as proceeds of Inventory or other Collateral or otherwise shall be treated as payments to Lender in respect of the Obligations and therefore shall constitute the property of Lender to the extent of the then outstanding Obligations.

     (c) For purposes of calculating the amount of the Loans available to Borrower, such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender of immediately available funds in the Lender Payment Account provided such payments and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. For the purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations two (2) Business Days following the date of receipt of immediately available funds by Lender in the Lender Payment Account provided such payments or other funds and notice thereof are received in accordance with Lender's usual and customary practices as in effect from time to time and within sufficient time to credit Borrower's loan account on such day, and if not, then on the next Business Day. In the event that at any time or from time to time there are no Loans outstanding, Lender shall be entitled to an administrative fee in an amount equivalent to the Interest Rate for Prime Rate Loans (on a per annum basis) multiplied by the amount of the funds received in the Blocked Account for such day as calculated by Lender in accordance with its customary practice.

     (d) Borrower and its shareholders, directors, employees, agents, Subsidiaries or other Affiliates shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and shall immediately upon receipt thereof deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender at any time that Lender has notified the depository banks at which the Blocked Accounts are maintained to transfer funds in the Blocked Accounts to the Lender Payment Account. In no event shall the same be commingled with Borrower's own funds at any time that Lender has notified the depository banks at which the Blocked Accounts are maintained to transfer funds in the Blocked Accounts to the Lender Payment Account. Borrower agrees to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts arising out of Lender's payments to or indemnification of such bank or person. The obligation of Borrower to reimburse Lender for such amounts pursuant to this
Section 6.3 shall survive the termination or non-renewal of this Agreement.

     6.4 Payments.

     (a) All Obligations shall be payable to the Lender Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender shall apply payments received or collected from Borrower or for the account of Borrower (including the monetary proceeds of collections or of realization upon any Collateral) as follows: first, to pay any fees, indemnities or expense reimbursements then due to Lender from Borrower; second, to pay interest due in respect of any Loans; third, to pay principal due in respect of the Loans; fourth, to pay or prepay any other Obligations whether or not then due, in such order and manner as Lender determines. Notwithstanding anything to the contrary contained in this Agreement, (i) unless so directed by Borrower, or unless a Default or an Event of Default shall exist or have occurred and be continuing, Lender shall not apply any payments which it receives to any Eurodollar Rate Loans, except (A) on the expiration date of the Interest Period applicable to any such Eurodollar Rate Loans, or (B) in the event that there are no outstanding Prime Rate Loans and (ii) to the extent Borrower uses any proceeds of the Loans or Letter of Credit Accommodations to acquire rights in or the use of any Collateral or to repay any Indebtedness used to acquire rights in or the use of any Collateral, payments in respect of the obligations shall be deemed applied first to the Obligations arising from Loans and Letter of Credit Accommodations that were not used for such purposes and second to the Obligations arising from Loans and Letter of Credit Accommodations the proceeds of which were used to acquire rights in or the use of any Collateral in the chronological order in which Borrower acquired such rights or use.

     (b) At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrower. Borrower shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and this Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrower shall be liable to pay to Lender, and does hereby indemnify and hold Lender harmless for the amount of any payments or proceeds surrendered or returned. This Section 6.4 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.4 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     6.5 Authorization to Make Loans. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an officer of Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day) and the amount of the requested Loan. Requests received after 1:00 p.m. New York City time on any day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrower when deposited to the credit of Borrower or otherwise disbursed or established in accordance with the instructions of Borrower or in accordance with the terms and conditions of this Agreement.

     6.6 Use of Proceeds. Borrower shall use the initial proceeds of the Loans provided by Lender to Borrower hereunder only for: (a) payments to each of the persons listed in the disbursement direction letter furnished by Borrower to Lender on or about the date hereof and (b) costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements. All other Loans made or Letter of Credit Accommodations provided by Lender to Borrower pursuant to the provisions hereof shall be used by Borrower only for general operating, working capital and other proper corporate purposes of Borrower not otherwise prohibited by the terms hereof. None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.

SECTION 7.  COLLATERAL REPORTING AND COLLATERAL COVENANTS
            ---------------------------------------------

     7.1 Collateral Reporting.

     (a) Borrower shall provide Lender with the following documents in a form satisfactory to Lender:

          (i) as soon as possible after the end of each week (but in any event by the close of business in New York City on the fourth (4th) Business Day after the end of each such period), or more frequently as Lender may request at any time that Excess Availability is less than $5,000,000 or a Default or Event of Default shall exist or have occurred and be continuing, a schedule of sales made, collections received and credit memos issued for such period;

          (ii) as soon as possible after the end of each month (but in any event within twenty (20) days after the end thereof), on a monthly basis or more frequently as Lender may request at any time that Excess Availability is less than $5,000,000 or a Default or Event of Default shall exist or have occurred and be continuing, (A) perpetual inventory reports, (B) inventory reports by location and category (including identifying Inventory at locations owned and operated by third parties or on consignment), (C) agings of accounts payable (and including information indicating the status of payments to owners and lessors of the leased premises of Borrower) and
     (D) agings of accounts receivable (together with a reconciliation to the previous month's aging and general ledger);

          (iii) upon Lender's request, (A) copies of customer statements and credit memos, remittance advices and reports, and copies of deposit slips and bank statements, (B) copies of shipping and delivery documents, and (C) copies of purchase orders, invoices and delivery documents for Inventory and Equipment acquired by Borrower;

          (iv) such other reports as to the Collateral as Lender shall request from time to time; and

     (b) If any of Borrower's records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrower hereby irrevocably authorizes such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

       7.2    Accounts Covenants.

     (a) Borrower shall notify Lender promptly of: (i) any material delay in Borrower's performance of any of its obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any account debtor and (iii) any event or circumstance which, to Borrower's knowledge would cause Lender to consider any material amount of then existing Accounts as no longer constituting Eligible Accounts. Credits, discounts, allowances, extensions and agreements for any of the foregoing may be granted to any account debtor only in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender and to the extent set forth in the schedules delivered to Lender pursuant to Section 7.1(a) above. So long as no Event of Default exists or has occurred and is continuing, Borrower shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

     (b) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrower's business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable foreign, Federal, State or local laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

     (c) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

     7.3 Inventory Covenants. With respect to the Inventory: (a) Borrower shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrower shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location and except for Inventory shipped from the manufacturer thereof to Borrower which is in transit to the locations set forth or permitted herein; (d) upon Lender's request, Borrower shall, at its expense, no more than two (2) times in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender and upon which Lender is expressly permitted to rely; (e) Borrower shall produce, use, store and maintain the Inventory with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) none of the Inventory or other Collateral constitutes farm products or the proceeds thereof; (g) Borrower assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (h) Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrower to repurchase such Inventory; (i) Borrower shall keep the Inventory in good and marketable condition; and (j) Borrower shall not, without prior written notice to Lender or the specific identification of such Inventory with respect thereto provided by Borrower to Lender pursuant to Section 7.1(a) hereof, acquire or accept any Inventory on consignment or approval.

     7.4 Equipment and Real Property Covenants. With respect to the Equipment and Real Property: (a) Borrower shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (b) Borrower shall use the Equipment and Real Property with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (c) the Equipment is and shall be used in Borrower's business and not for personal, family, household or farming use; (d) Borrower shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrower or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrower in the ordinary course of business; (e) the Equipment is now and shall remain personal property and Borrower shall not permit any of the Equipment to be or become a part of or affixed to real property; and (f) Borrower assumes all responsibility and liability arising from the use of the Equipment and Real Property.

     7.5 Power of Attorney. Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Borrower's true and lawful attorney-in-fact, and authorizes Lender, in Borrower's or Lender's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Receivables or other Collateral, (ii) enforce payment of Receivables by legal proceedings or otherwise, (iii) exercise all of Borrower's rights and remedies to collect any Receivable or other Collateral, (iv) sell or assign any Receivable upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account, (vi) discharge and release any Receivable, (vii) prepare, file and sign Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor or other obligor in respect of any Receivables or other Collateral, (viii) notify the post office authorities to change the address for delivery of remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral to an address designated by Lender, and open and hold on behalf of Borrower all mail addressed to Borrower (which mail shall be available to Borrower at the premises of Lender or such other place as Lender may specify to the extent not relating to the Collateral) and handle and store all mail relating to the Collateral; and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment in respect of Receivables or constituting Collateral or otherwise received in or for deposit in the Blocked Accounts if Lender has notified the depository banks at which the Blocked Accounts are maintained to transfer funds in the Blocked Accounts to the Lender Payment Account or in any event, any item of payment in respect of Receivables or constituting Collateral otherwise received by Lender, (ii) have access to any lockbox or postal box into which remittances from account debtors or other obligors in respect of Receivables or other proceeds of Collateral are sent or received at any time that Lender has notified the depository banks at which the Blocked Accounts are maintained to transfer funds in the Blocked Accounts to the Lender Payment Account, (iii) endorse Borrower's name upon any items of payment in respect of Receivables or constituting Collateral or otherwise received by Lender and deposit the same in Lender's account for application to the Obligations, provided, that, if Lender has not notified the depository banks at which the Blocked Accounts are maintained to transfer funds in the Blocked Accounts to the Lender Payment
Account and no Default or Event of Default exists or has occurred and is continuing, Lender shall notify Borrower that it has received such item of payment, (iv) endorse Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Receivable or any goods pertaining thereto or any other Collateral, including any warehouse or other receipts, or bills of lading and other negotiable or non-negotiable documents, (v) clear Inventory the purchase of which was financed with Letter of Credit Accommodations through U.S. Customs or foreign export control authorities in Borrower's name, Lender's name or the name of Lender's designee, and to sign and deliver to customs officials powers of attorney in Borrower's name for such purpose, and to complete in Borrower's or Lender's name, any order, sale or transaction, obtain the necessary documents in connection therewith and collect the proceeds thereof, (vi) sign Borrower's name on any verification of Receivables and notices thereof to account debtors or any secondary obligors or other obligors in respect thereof. Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     7.6 Right to Cure. Lender may, at its option, (a) upon notice to Borrower, cure any default by Borrower under any material agreement with a third party that affects the Collateral, its value or the ability of Lender to collect, sell or otherwise dispose of the Collateral or the rights and remedies of Lender therein or the ability of Borrower to perform its obligations hereunder or under the other Financing Agreements, (b) pay or bond on appeal any judgment entered against Borrower, (c) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (d) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Borrower's account therefor, such amounts to be repayable by Borrower on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrower. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     7.7 Access to Premises. From time to time as requested by Lender, at the cost and expense of Borrower, (a) Lender or its designee shall have complete access to all of Borrower's premises during normal business hours and after notice to Borrower, or at any time and without notice to Borrower if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrower's books and records, including the Records, and (b) Borrower shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) Lender or its designee may use during normal business hours such of Borrower's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Receivables and realization of other Collateral.


SECTION 8.    REPRESENTATIONS AND WARRANTIES
              ------------------------------

     Borrower hereby represents and warrants to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing Letter of Credit Accommodations by Lender to Borrower:

     8.1 Corporate Existence; Power and Authority. Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder (a) are all within Borrower's corporate powers, (b) have been duly authorized by all necessary action of Borrower, (c) are not in contravention of law or the terms of Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which Borrower is a party or by which Borrower or its property are bound and (d) will not result in the creation or imposition of, or require or give rise to any obligation to grant, any lien, security interest, charge or other encumbrance upon any property of Borrower other than in favor of Lender. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except as such enforceability may be limited by an applicable bankruptcy, insolvency, reorganization, or similar law affecting creditors' rights generally and general principles of equity.

8.2   Name; State of Organization; Chief Executive Office; Collateral Locations.
      -------------------------------------------------------------------------

     (a) The exact legal name of Borrower is as set forth on the signature page of this Agreement and in the Information Certificate. Borrower has not, during the five years immediately prior to the date of this Agreement, been known by or used any other corporate or fictitious name or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property or assets out of the ordinary course of business, except as set forth in the Information Certificate.

     (b) Borrower is an organization of the type and organized in the jurisdiction set forth in the Information Certificate. The Information Certificate accurately sets forth the organizational identification number of Borrower or accurately states that Borrower has none and accurately sets forth the federal employer identification number of Borrower.

     (c) The chief executive office and mailing address of Borrower and Borrower's Records concerning Accounts are, as of the date hereof, located only at the address identified as such in Schedule 8.2 to the Information Certificate and its only other places of business and the only other locations of Collateral, if any, are the addresses set forth in Schedule 8.2 to the Information Certificate, subject to the right of Borrower to establish new locations in accordance with Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrower and sets forth the owners and/or operators thereof.

     8.3 Financial Statements; No Material Adverse Change. All financial statements relating to Borrower which have been or may hereafter be delivered by Borrower to Lender have been prepared in accordance with GAAP (except as to any interim financial statements, to the extent such statements are subject to normal year-end adjustments and do not include any notes) and fairly present in all material respects the financial condition and the results of operation of Borrower as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Borrower to Lender prior to the date of this Agreement, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Borrower, since the date of the most recent audited financial statements furnished by Borrower to Lender prior to the date of this Agreement.

     8.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 8.4 to the Information Certificate and the other liens permitted under Section 9.8 hereof. Borrower has good and marketable fee simple title to or valid leasehold interests in all of its Real Property and good, valid and merchantable title to all of its other properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 to the Information Certificate or permitted under Section 9.8 hereof.

     8.5 Tax Returns. Borrower has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Borrower has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     8.6 Litigation. Except as set forth in Schedule 8.6 to the Information Certificate, there is no present investigation by any Governmental Authority pending, or to the best of Borrower's knowledge threatened, against or affecting Borrower, its assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrower's knowledge threatened, against Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which could reasonably be expected to be adversely determined against Borrower and if adversely determined against Borrower would result in any material adverse change in the assets, business or prospects of Borrower or would impair in any material respect the ability of Borrower to perform its obligations hereunder or under any of the other
Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

     8.7 Environmental Compliance.

     (a) Except as set forth on Schedule 8.7 to the Information Certificate, Borrower and any Subsidiary have not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not owned by it) in any manner which at any time violates any applicable Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of Borrower and any Subsidiary complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder.

     (b) Except as set forth on Schedule 8.7 to the Information Certificate, there has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any Governmental Authority or any other person nor is any pending or to the best of Borrower's knowledge threatened, with respect to any non-compliance with or violation of the requirements of any Environmental Law by Borrower and any Subsidiary or the release, spill or discharge, threatened or actual, of any Hazardous Material or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental matter which adversely affects Borrower or its business, operations or assets or any properties at which Borrower has transported, stored or disposed of any Hazardous Materials in any material respect.

     (c) Borrower and its Subsidiaries have no material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials.

     (d) Borrower and its Subsidiaries have all licenses, permits, certificates, approvals or similar authorizations required to be obtained or filed in connection with the operations of Borrower under any Environmental Law and all of such licenses, permits, certificates, approvals or similar authorizations are valid and in full force and effect.

     8.8 Employee Benefits.

     (a) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and to the best of Borrower's knowledge, nothing has occurred which would cause the loss of such qualification. Borrower and its ERISA Affiliates have made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

     (b) There are no pending or to the best of Borrower's knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan.

     (c)(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) the current value of each Plan's assets (determined in accordance with the assumptions used for funding such Plan pursuant to Section 412 of the Code) are not less than such Plan's liabilities under Section 4001(a)(16) of ERISA; (iii) Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability under Title IV of ERISA with respect to any Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) Borrower and its ERISA Affiliates have not incurred and do not reasonably expect to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) Borrower and its ERISA Affiliates have not engaged in a transaction that could be subject to
Section 4069 or 4212(c) of ERISA.

     8.9 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Borrower maintained at any bank or other financial institution are set forth in Schedule 8.9 to the Information Certificate, subject to the right of Borrower to establish new accounts in accordance with Section 5.2 hereof.

     8.10 Intellectual Property. Borrower owns or licenses or otherwise has the right to use all Intellectual Property necessary for the operation of its business as presently conducted or proposed to be conducted. As of the date hereof, Borrower does not have any Intellectual Property registered, or subject to pending applications, in the United States Patent and Trademark Office or any similar office or agency in the United States, any State thereof, any political subdivision thereof or in any other country, other than those described in
Schedule 8.10 to the Information Certificate hereto and has not granted any licenses with respect thereto other than as set forth in Schedule 8.10 to the Information Certificate. No event has occurred which permits or would permit after notice or passage of time or both, the revocation, suspension or termination of such rights. To the best of Borrower's knowledge, no slogan or other advertising device, product, process, method, substance or other Intellectual Property or goods bearing or using any Intellectual Property presently contemplated to be sold by or employed by Borrower infringes any patent, trademark, servicemark, tradename, copyright, license or other Intellectual Property owned by any other Person presently and no claim or litigation is pending or threatened against or affecting Borrower contesting its right to sell or use any such Intellectual Property. Schedule 8.10 to the Information Certificate sets forth all of the agreements or other arrangements of Borrower pursuant to which Borrower has a license or other right to use any trademarks, logos, designs, representations or other Intellectual Property owned by another person as in effect on the date hereof and the dates of the expiration of such agreements or other arrangements of Borrower as in effect on the date hereof (collectively, together with such agreements or other arrangements as may be entered into by Borrower after the date hereof, collectively, the "License Agreements" and individually, a "License Agreement"). No trademark, servicemark or other Intellectual Property at any time used by Borrower which is owned by another person, or owned by Borrower subject to any security interest, lien, collateral assignment, pledge or other encumbrance in favor of any person other than Lender, is affixed to any Eligible Inventory, except to the extent permitted under the term of the License Agreements listed on Schedule 8.10 to the Information Certificate.

     8.11 Subsidiaries; Affiliates; Capitalization; Solvency.

     (a) Borrower does not have any direct or indirect Subsidiaries or Affiliates and is not engaged in any joint venture or partnership except as set forth in Schedule 8.11 to the Information Certificate, subject to the right of Borrower to form or acquire Subsidiaries in accordance with Section 9.10 hereof. Sewing Machine Exchange, Inc., an Illinois corporation, and Hirsch Equipment Connections, Inc., a Delaware corporation, have each been dissolved on or before the date hereof, and do not and shall not engage in any business or commercial activity and do not own any assets or properties. Borrower does not have and at no time has had a Subsidiary known as All Pro Press Punching, Inc.

     (b) Borrower is the record and beneficial owner of all of the issued and outstanding shares of Capital Stock of each of the Subsidiaries listed on
Schedule 8.11 to the Information Certificate as being owned by Borrower and there are no proxies, irrevocable or otherwise, with respect to such shares and no equity securities of any of the Subsidiaries are or may become required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any kind or nature and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is or may become bound to issue additional shares of it Capital Stock or securities convertible into or exchangeable for such shares.

     (c) Borrower is Solvent and will continue to be Solvent after the creation of the Obligations, the security interests of Lender and the other transaction contemplated hereunder.

     8.12 Labor Disputes.

     (a) Set forth on Schedule 8.12 to the Information Certificate is a list (including dates of termination) of all collective bargaining or similar agreements between or applicable to Borrower and any union, labor organization or other bargaining agent in respect of the employees of Borrower on the date hereof.

     (b) There is (i) no significant unfair labor practice complaint pending against Borrower or, to the best of Borrower's knowledge, threatened against it, before the National Labor Relations Board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is pending on the date hereof against Borrower or, to best of Borrower's knowledge, threatened against it, and (ii) no significant strike, labor dispute, slowdown or stoppage is pending against Borrower or, to the best of Borrower's knowledge, threatened against Borrower.

     8.13 Restrictions on Subsidiaries. Except for restrictions contained in this Agreement or any other agreement with respect to Indebtedness of Borrower permitted hereunder as in effect on the date hereof, there are no contractual or consensual restrictions on Borrower or any of its Subsidiaries which prohibit or otherwise restrict (a) the transfer of cash or other assets (i) between Borrower and any of its Subsidiaries or (ii) between any Subsidiaries of Borrower or (b) the ability of Borrower or any of its Subsidiaries to incur Indebtedness or grant security interests to Lender in the Collateral.

     8.14 Material Contracts. Schedule 8.14 to the Information Certificate sets forth all Material Contracts to which Borrower is a party or is bound as of the date hereof. Borrower has delivered true, correct and complete copies of such Material Contracts to Lender on or before the date hereof. Borrower is not in breach of or in default under any Material Contract (after giving effect to any applicable cure period provided for therein) and has not received any notice of the intention of any other party thereto to terminate any Material Contract.

     8.15 Payable Practices. Borrower has not made any material change in the historical accounts payable practices from those in effect immediately prior to the date hereof.

     8.16 Accuracy and Completeness of Information. All information furnished by or on behalf of Borrower in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading in light of the circumstances at the time such information is provided. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Borrower, which has not been fully and accurately disclosed to Lender in writing prior to the date hereof.

     8.17 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrower shall now or hereafter give, or cause to be given, to Lender.


SECTION 9.    AFFIRMATIVE AND NEGATIVE COVENANTS
              ----------------------------------

       9.1    Maintenance of Existence.

     (a) Borrower shall at all times preserve, renew and keep in full force and effect its corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on the business as presently or proposed to be conducted.

     (b) Borrower shall not change its name unless each of the following conditions is satisfied: (i) Lender shall have received not less than thirty
(30) days prior written notice from Borrower of such proposed change in its corporate name, which notice shall accurately set forth the new name; and (ii) Lender shall have received a copy of the amendment to the Certificate of Incorporation of Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation or organization of Borrower as soon as it is available.

     (c) Borrower shall not change its chief executive office or its mailing address or organizational identification number (or if it does not have one, shall not acquire one) unless Lender shall have received not less than thirty
(30) days' prior written notice from Borrower of such proposed change, which notice shall set forth such information with respect thereto as Lender may require and Lender shall have received such agreements as Lender may reasonably require in connection therewith. Borrower shall not change its type of organization, jurisdiction of organization or other legal structure. Borrower shall not and shall not permit any amendment to its certificate of incorporation or enter into or consent to any agreement that amends or modifies so as to limit, restrict, reduce, eliminate or condition, directly or indirectly, any of the voting rights of the holders of the Class B Common Stock of Borrower with respect to the election of the Board of Directors of Borrower or otherwise.

     9.2 New Collateral Locations. Borrower may only open any new location within the continental United States provided Borrower (a) gives Lender ten (10) days prior written notice from Borrower of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem necessary or desirable to protect its interests in the Collateral at such location.

     9.3 Compliance with Laws, Regulations, Etc.

     (a) Borrower shall, and shall cause any Subsidiary to, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders applicable to it and duly observe all requirements of any foreign, Federal, State or local Governmental Authority, including ERISA, the Code, the Occupational Safety and Health Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including all of the Environmental Laws.

     (b) Borrower shall give written notice to Lender immediately upon Borrower's receipt of any notice of, or Borrower's otherwise obtaining knowledge of, (i) the occurrence of any event involving the release, spill or discharge, threatened or actual, of any Hazardous Material by it or (ii) any investigation, proceeding, complaint, order, directive, claims, citation or notice with respect to: (A) any non-compliance with or violation of any applicable Environmental Law by Borrower or (B) the release, spill or discharge, threatened or actual, of any Hazardous Material by it other than in the ordinary course of business and other than as permitted under any applicable Environmental Law. Copies of all environmental surveys, audits, assessments, feasibility studies and results of remedial investigations shall be promptly furnished, or caused to be furnished, by Borrower to Lender. Borrower shall take prompt and appropriate action to respond to any non-compliance by it with any of the Environmental Laws and shall regularly report to Lender on such response.

     (c) Without limiting the generality of the foregoing, whenever Lender reasonably determines that there is non-compliance by it, or any condition which requires any action by or on behalf of Borrower in order to avoid any material non-compliance by it, with any Environmental Law, Borrower shall, at Lender's request and Borrower's expense: (i) cause an independent environmental engineer acceptable to Lender to conduct such tests of the site where Borrower's non-compliance or alleged non-compliance with such Environmental Laws has occurred as to such non-compliance and prepare and deliver to Lender a report as to such non-compliance setting forth the results of such tests, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof and (ii) provide to Lender a supplemental report of such engineer whenever the scope of such non-compliance, or Borrower's response thereto or the estimated costs thereof, shall change in any material respect.

     (d) Borrower shall indemnify and hold harmless Lender, its directors, officers, employees, agents, invitees, representatives, successors and assigns, from and against any and all losses, claims, damages, liabilities, costs, and expenses (including attorneys' fees and legal expenses) directly or indirectly arising out of or attributable to the use, generation, manufacture, reproduction, storage, release, threatened release, spill, discharge, disposal or presence of a Hazardous Material, including the costs of any required or necessary repair, cleanup or other remedial work, with respect to any property of Borrower and the preparation and implementation of any closure, remedial or other required plans. All representations, warranties, covenants and indemnifications in this Section 9.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.4 Payment of Taxes and Claims. Borrower shall, and shall cause any Subsidiary to, duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower or such Subsidiary, as the case may be, and with respect to which adequate reserves have been set aside on its books. Borrower shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrower agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrower such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrower to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.5 Insurance. Borrower shall, and shall cause any Subsidiary to, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrower shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrower fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrower. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrower in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrower shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrower shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrower or any of its Affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

     9.6 Financial Statements and Other Information.

     (a) Borrower shall, and shall cause any Subsidiary to, keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrower and its Subsidiaries in accordance with GAAP. Borrower shall promptly furnish to Lender all such financial and other information as Lender shall reasonably request relating to the Collateral and the assets, business and operations of Borrower, and to notify the auditors and accountants of Borrower that Lender is authorized to obtain such information directly from them; provided, that, so long as no Default or Event of Default shall exist or have occurred and be continuing, Lender shall not exercise its rights under this Section 9.6 to contact the auditors and accountants directly to obtain information from them not relating to the Collateral without the prior approval of Borrower, which approval shall not be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, Borrower shall furnish or cause to be furnished to Lender, the following: (i) at all times after the making of the initial Loan hereunder or that Excess Availability is less than $5,000,000 or a Default or Event of Default shall exist or have occurred or be continuing, within thirty
(30) days after the end of each fiscal month (except in the case of any fiscal month that is the last month of a fiscal quarter, then in such case, forty-five
(45) days after the end of such fiscal month), monthly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal month, certified to be correct by the chief financial officer of Borrower, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit B hereto, along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of such month, whether Borrower was in compliance with the covenant set forth in
Section 9.17 of this Agreement for such month, (ii) at all times prior to the date of the making of the initial Loan hereunder, and as long as Excess Availability is greater than $5,000,000 and no Default or Event of Default shall exist or have occurred and be continuing, within forty-five (45) days after the end of each fiscal quarter, quarterly unaudited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow, and statements of shareholders' equity), all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and through such fiscal quarter, certified to be correct by the chief financial officer of Borrower, subject to normal year-end adjustments and accompanied by a compliance certificate substantially in the form of Exhibit B hereto, along with a schedule in form reasonably satisfactory to Lender of the calculations used in determining, as of the end of such quarter, whether Borrower was in compliance with the covenant set forth in
Section 9.17 of this Agreement for such quarter and (iii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements of Borrower and its Subsidiaries (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes thereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrower and its Subsidiaries as of the end of and for such fiscal year, together with the unqualified opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrower and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly in all material respects the results of operations and financial condition of Borrower and its Subsidiaries as of the end of and for the fiscal year then ended.

     (b) Borrower shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Borrower's business, properties, assets, goodwill or condition, financial or otherwise, (ii) any Material Contract of Borrower being terminated or amended or any new Material Contract entered into (in which event Borrower shall provide Lender with a copy of such Material Contract), (iii) any order, judgment or decree in excess of $100,000 shall have been entered against Borrower or any of its properties or assets, (iv) any notification of violation of laws or regulations received by Borrower, (v) any ERISA Event, and (vi) the occurrence of any Default or Event of Default.

     (c) Borrower shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrower sends to its stockholders generally and copies of all reports and registration statements which Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

     (d) Borrower shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrower, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to Borrower to any court or other Governmental
Authority, to any Affiliate of Lender or to any participant or assignee or prospective participant or assignee. Borrower hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Borrower's expense, copies of the financial statements of Borrower and any reports or final management letters prepared by such accountants or auditors on behalf of Borrower and to disclose to Lender such information as they may have regarding the business of Borrower. So long as no Default or Event of Default shall exist or have occurred and be continuing, Lender shall not exercise its right under this Section 9.6 to obtain such financial statements of Borrower or reports or management letters so long as it has promptly received the same directly from Borrower and shall not exercise its right under this Section 9.6 to contact the accountants and auditors directly to obtain information from them not relating to the Collateral without the prior approval of Borrower, which approval shall not be unreasonably withheld, conditioned or delayed. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrower to Lender in writing.

     9.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Borrower shall not, and shall not permit any Subsidiary to (and Lender does not authorize Borrower to), directly or indirectly,

     (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it except that any Obligor incorporated in a jurisdiction in the United States may merge with and into or consolidate with Borrower or any other Subsidiary of Borrower incorporated in a jurisdiction in the United States, provided, that, each of the following conditions is satisfied as determined by Lender in good faith: (i) Lender shall have received not less than ten (10) Business Days' prior written notice of the intention of such Subsidiaries to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to Lender, the persons that are merging or consolidating, which person will be the surviving entity, the locations of the assets of the persons that are merging or consolidating, and the material agreements and documents relating to such merger or consolidation, (ii) Lender shall have received such other information with respect to such merger or consolidation as Lender may reasonably request within such ten (10) Business Day period, (iii) as of the effective date of the merger or consolidation and after giving effect thereto, no Default or Event of Default shall exist or have occurred, (iv) Lender shall have received, true, correct and complete copies of all agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), (v) the surviving corporation shall expressly confirm, ratify and assume the Obligations and the Financing Agreements to which it is a party in writing, in form and substance satisfactory to Lender, and Borrower and Obligors shall execute and deliver such other agreements, documents and instruments as Lender may request in connection therewith, (vi) in the case of a merger or consolidation of a Subsidiary with Borrower, Borrower shall be the surviving corporation and the amount of the liabilities (contingent or otherwise) acquired by Borrower pursuant to such merger or consolidation shall not exceed the value of the assets acquired pursuant thereto and shall otherwise be acceptable to Lender; or

     (b) sell, issue, assign, lease, license, transfer, abandon or otherwise dispose of any Capital Stock or Indebtedness to any other Person or any of its assets to any other Person, except for

          (i) sales of Inventory in the ordinary course of business,

          (ii) the disposition of worn-out or obsolete Equipment so long as (A) any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $200,000 for all such Equipment disposed of in any fiscal year of Borrower,

          (iii) the issuance and sale by Borrower of Capital Stock of Borrower after the date hereof; provided, that, (A) Lender shall have received not less than ten (10) Business Days prior written notice of such issuance and sale by Borrower, which notice shall specify the parties to whom such shares are to be sold, the terms of such sale, the total amount which it is anticipated will be realized from the issuance and sale of such stock and the net cash proceeds which it is anticipated will be received by Borrower from such sale, (B) Borrower shall not be required to pay any cash dividends or repurchase or redeem such Capital Stock or make any other payments in respect thereof, (C) the terms of such Capital Stock, and the terms and conditions of the purchase and sale thereof, shall not include any terms that include any limitation on the right of Borrower to request or receive Loans or Letter of Credit Accommodations or the right of Borrower to amend or modify any of the terms and conditions of this Agreement or any of the other Financing Agreements or otherwise in any way relate to or affect the arrangements of Borrower with Lender or are more restrictive or burdensome to Borrower than the terms of any Capital Stock in effect on the date hereof, (D) except as Lender may otherwise agree in writing, all of the proceeds from such sale and issuance shall be paid to Lender for application to the Obligations in such order and manner as Lender may determine, and (E) as of the date of such issuance and sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred,

          (iv) subject to Section 9.12 hereof, the sale, issuance, assignment, lease, licensing, transfer or other disposition of any assets by a Subsidiary of Borrower to Borrower or a wholly-owned Subsidiary of Borrower (provided, that, any security interest and lien of Lender with respect to the assets so sold, assigned, leased, licensed, transferred or otherwise disposed of shall continue in all respects as to such assets as acquired by Borrower), and

          (v) the disposition of cash and Cash Equivalents by Borrower in the ordinary course of business from time to time held in the Cash Management Account of Borrower the proceeds of which may be used to purchase other Cash Equivalents to be held in the Cash Management Account or for deposit in the operating accounts of Borrower; provided, that, at any time on and after Lender has notified the banks at which the Blocked Accounts are maintained to remit funds therein to the Lender Payment Account the funds held in such account shall be limited as provided in Section 9.10(b) hereof,

          (vi) as to any Cash Equivalents other than those held in the Cash Management Account as provided for above, the sale, exchange or other disposition from time to time of such Cash Equivalents so long as the proceeds thereof are either immediately used to purchase other Cash Equivalents and continue to be held in an investment account subject to an Investment Property Control Agreement or are withdrawn from such investment accountant to the extent permitted under, and in accordance with, the terms of the Investment Property Control Agreement applicable to the investment account in which such Cash Equivalents were held;

     (c) wind up, liquidate or dissolve, except that a Subsidiary of Borrower may wind up, liquidate and dissolve, provided, that, each of the following conditions is satisfied, (i) the winding up, liquidation and dissolution of such Subsidiary shall not violate any law or any order or decree of any court or other Governmental Authority in any material respect and shall not conflict with or result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, or any other agreement or instrument to which Borrower or such Subsidiary is a party or may be bound, (ii) such winding up, liquidation or dissolution shall be done in accordance with the requirements of all applicable laws and regulations, (iii) effective upon such winding up, liquidation or dissolution, all of the assets and properties of such Subsidiary (as the case may be) shall be duly and validly transferred and assigned to Borrower, free and clear of any liens, restrictions or encumbrances other than the security interests and liens of Lender or other security interests expressly permitted hereunder (and Lender shall have received such evidence thereof as Lender may require), (iv) Lender shall have received all documents and agreements of Borrower or such Subsidiary as filed with any Governmental Authority or otherwise required to effectuate such winding up, liquidation or dissolution, (v) no Borrower or Obligor shall assume any Indebtedness, obligations or liabilities as a result of such winding up, liquidation or dissolution, or otherwise become liable in respect of any obligations or liabilities of the Person which is winding up, liquidating or dissolving, unless such Indebtedness is otherwise expressly permitted hereunder or such obligations or liabilities are not prohibited under this Agreement or any of the other Financing Agreements, (vi) Lender shall have received not less than ten (10) Business Days prior written notice of the intention of such Subsidiary to wind up, liquidate or dissolve, (vii) Lender shall have received such deeds, assignments or other agreements as Lender may request to evidence and confirm the transfer of such assets to Borrower, (viii) to the extent the assets transferred are of an Obligor, Borrower shall acquire such assets subject to the security interests and liens of Lender which shall continue in full force and effect as to the assets transferred and upon Lender's request, Borrower shall acknowledge the same in writing pursuant to an agreement in form and substance satisfactory to Lender and shall execute and deliver to Lender such agreements, documents and instruments as Lender may require (including UCC and PPSA financing statements), and (ix) as of the date of such winding up, liquidation or dissolution and after giving effect thereto, no Default or Event of Default shall exist or have occurred;

     (d) agree to do any of the foregoing that will occur during the term of this Agreement.

     9.8 Encumbrances. Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume, suffer or permit to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any security interest or lien with respect to any such assets or properties, except:

     (a) the security interests and liens of Lender;

     (b) liens securing the payment of taxes, assessments or other governmental charges or levies either (i) not yet overdue or (ii) the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, provided, that, (A) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor,
(B) a stay of enforcement of any such liens is in effect and (C) Lender may establish a Reserve with respect thereto;

     (c) non-consensual statutory liens of landlords, carriers, warehousemen, mechanics and other like persons (other than liens securing the payment of taxes, assessments or other governmental charges or levies) arising in the ordinary course of Borrower's business to the extent: (i) such liens secure obligations which are not overdue or (ii) such liens secure obligations relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrower, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books;

     (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of Real Property which do not interfere in any material respect with the use of such Real Property or ordinary conduct of the business of Borrower as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto;

     (e) purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property to secure Indebtedness permitted under Section 9.9(b) hereof;

     (f) pledges and deposits of cash by Borrower after the date hereof in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security benefits consistent with the current practices of Borrower as of the date hereof;

     (g) pledges and deposits of cash by Borrower after the date hereof to secure the performance of tenders, bids, leases, trade contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations in each case in the ordinary course of business consistent with the current practices of Borrower as of the date hereof; provided, that, in connection with any performance bonds issued by a surety or other person, the issuer of such bond shall have waived in writing any rights in or to, or other interest in, any of the Collateral in an agreement, in form and substance satisfactory to Lender;

     (h) liens arising from (i) operating leases and the precautionary UCC or PPSA financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by Borrower located on the premises of Borrower (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of Borrower and the precautionary UCC or PPSA financing statement filings in respect thereof;

     (i) judgments and other similar liens arising in connection with court proceedings that do not constitute an Event of Default, provided, that, (i) such liens are being contested in good faith and by appropriate proceedings diligently pursued, (ii) adequate reserves or other appropriate provision, if any, as are required by GAAP have been made therefor, (iii) a stay of enforcement of any such liens is in effect and (iv) Lender may establish a Reserve with respect thereto;

     (j) liens arising solely pursuant to any statutory or common law providing for banker's liens, rights of set-off or similar rights, in each case incurred in the ordinary course of the business of Borrower, except to the extent such liens or rights of set-off or similar rights have been waived or modified;

     (k) the pledge of cash by Borrower to the issuer of the Existing Letters of Credit prior to the date hereof in the amount of $3,500,000 to secure the contingent Indebtedness of Borrower to the Existing Lenders permitted under
Section 9.9(f) hereof;

     (l) the security interests and liens set forth on Schedule 8.4 to the Information Certificate.

     9.9 Indebtedness. Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume, become or be liable in any manner with respect to, suffer or permit to exist, any Indebtedness or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the performance, dividends or other obligations of any Person, except:

     (a) the Obligations;

     (b) purchase money Indebtedness (including Capital Leases) arising after the date hereof to the extent secured by purchase money security interests in Equipment (including Capital Leases) and purchase money mortgages on Real Property not to exceed $1,000,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of Borrower or any Subsidiary other than the Equipment or Real Property so acquired, and the Indebtedness secured thereby does not exceed the cost of the Equipment or Real Property so acquired, as the case may be;

     (c) guarantees by any Subsidiaries of Borrower of the Obligations in favor of Lender;

     (d) Indebtedness of Borrower under interest swap agreements, interest rate cap agreements, interest rate collar agreements, interest rate exchange agreements and similar contractual agreements entered into for the purpose of protecting a Person against fluctuations in interest rates; provided, that, such arrangements are with banks or other financial institutions that have combined capital and surplus and undivided profits of not less than $250,000,000 and are not for speculative purposes and such Indebtedness shall be unsecured;

     (e) unsecured Indebtedness of Borrower arising after the date hereof to any third person (other than Indebtedness otherwise permitted under this Section
9.9), provided, that, each of the following conditions is satisfied as determined by Lender: (i) such Indebtedness shall be on terms and conditions acceptable to Lender and shall be subject and subordinate in right of payment to the right of Lender to receive the prior indefeasible payment and satisfaction in full payment of all of the Obligations pursuant to the terms of an intercreditor agreement between Lender and such third party, in form and substance satisfactory to Lender, (ii) Lender shall have received not less than ten (10) days prior written notice of the intention of Borrower to incur such Indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender the amount of such Indebtedness, the person or persons to whom such Indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Lender may reasonably request with respect thereto, (iii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such Indebtedness, (iv) except as Lender may otherwise agree in writing, all of the proceeds of the loans or other accommodations giving rise to such Indebtedness shall be paid to Lender for application to the Obligations in such order and manner as Lender may determine,
(v) on and before the date of incurring such Indebtedness and after giving effect thereto, no Default or Event of Default shall exist or have occurred,
(vi) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto, except, that, Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or (B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness (except pursuant to regularly scheduled payments permitted herein), or set aside or otherwise deposit or invest any sums for such purpose, and (vii) Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf promptly after the receipt thereof, or sent by Borrower or on its behalf concurrently with the sending thereof, as the case may be;

     (f) contingent Indebtedness of Borrower to the Existing Lenders for the reimbursement of amounts drawn under the Existing Letters of Credit and paid by the issuer thereof to the beneficiary of such Existing Letters of Credit in accordance with the terms thereof and for letter of credit fees in connection with the Existing Letters of Credit, provided, that, such Indebtedness shall only be secured by the cash collateral to the extent permitted under Section 9.8 hereof and in the event that there are any Loans outstanding as of the date that any of such cash collateral is returned to Borrower, such proceeds thereof shall be paid to Lender for application to the Obligations;

     (g) unsecured contingent obligations of HAPL (and the guarantee thereof by Borrower) to ABB Structured Finance (Americas) Inc. pursuant to the Master Assignment Agreement (Non-Recourse) (Payment Stream Plus Residual Interest), dated December 18, 2000, by and between ABB Structured Finance (Americas) Inc. and HAPL arising pursuant to the obligation to repurchase leases pursuant to which HAPL is the lessor that have been sold by HAPL to ABB prior to the date hereof; provided, that, (i) Borrower shall give written notice to Lender of any payment required to be made in respect of such obligations by either HAPL or Borrower in any case in excess of $100,000, (ii) at no time prior to the date hereof have HAPL or Borrower made, or been required to make, any payments to ABB Structured Finance (Americas) Inc. in respect of such obligations or otherwise in connection with the arrangements related thereto, (iii) within forty-five
(45) days after the end of each fiscal quarter, Borrower shall provide to Lender a written report of all amounts paid by HAPL or Borrower in respect of any of such obligations during the immediately preceding fiscal quarter, (iv) the amount of the leases which have been assigned by HAPL to ABB Structured Finance (Americas) Inc. (including residuals) equals approximately $27,667,761.92, and
(v) HAPL will not sell, assign or transfer any further leases to ABB Structured Finance (Americas) Inc. pursuant to such arrangements or otherwise;

     (h) unsecured contingent obligations of HAPL (and the guarantee thereof by Borrower) to The CIT Group/Equipment Finance, Inc., as successor to AT&T Capital Leasing Services, Inc., pursuant to the Master Assignment Agreement, dated November 16, 1993, by and between AT&T Capital Leasing Services, Inc. and HAPL arising pursuant to the obligation to repurchase leases pursuant to which HAPL is the lessor that have been sold by HAPL to AT&T Capital Leasing Services, Inc. prior to the date hereof; provided, that, (i) Borrower shall give written notice to Lender of any payment required to be made in respect of such Indebtedness by either HAPL or Borrower in any case in excess of $100,000, (ii) at no time within the two (2) calander years prior to the date hereof have HAPL or Borrower made, or been required to make, any payments to AT&T Capital Leasing Services, Inc. in respect of such obligations or otherwise in connection with the arrangements related thereto, (iii) within forty-five (45) days after the end of each fiscal quarter, Borrower shall provide to Lender a written report of all amounts paid by HAPL or Borrower in respect of any of such obligations during the immediately preceding fiscal quarter, (iv) none of the leases that were sold by Borrower to AT&T Capital Leasing Services, Inc. or any of its successors are in existence at this time, (v) HAPL has not sold, assigned or transferred any leases pursuant to such arrangements since prior to November 1997, and (vi) HAPL will not sell, assign or transfer any further leases to AT&T Capital Leasing Services, Inc. or its successors pursuant to such arrangements or otherwise;

     (i) the Indebtedness set forth on Schedule 9.9 to the Information Certificate; provided, that, (i) Borrower may only make regularly scheduled payments of principal and interest in respect of such Indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such Indebtedness as in effect on the date hereof, (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such Indebtedness or any agreement, document or instrument related thereto as in effect on the date hereof except, that, Borrower may, after prior written notice to Lender, amend, modify, alter or change the terms thereof so as to extend the maturity thereof, or defer the timing of any payments in respect thereof, or to forgive or cancel any portion of such Indebtedness (other than pursuant to payments thereof), or to reduce the interest rate or any fees in connection therewith, or
(B) redeem, retire, defease, purchase or otherwise acquire such Indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (iii) Borrower shall furnish to Lender all notices or demands in connection with such Indebtedness either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

     9.10 Loans, Investments, Etc. Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, make, or suffer or permit to exist, any loans or advance money or property to any person, or any investment in (by capital contribution, dividend or otherwise) or purchase or repurchase the Capital Stock or Indebtedness or all or a substantial part of the assets or property of any person, or form or acquire any Subsidiaries, or agree to do any of the foregoing, except:

     (a) the endorsement of instruments for collection or deposit in the ordinary course of business;

     (b) investments in cash or Cash Equivalents, provided, that, (i) in the event that Lender has exercised its rights under Section 6.3(b) hereof so that funds in the Blocked Accounts are to be remitted to the Lender Payment Account, only if no Loans are then outstanding, except that even if there are Loans outstanding, Borrower may have investments of Cash Equivalents held in the Cash Management Account that do not exceed $1,000,000 at any time and (ii) the terms and conditions of Section 5.2 hereof shall have been satisfied with respect to the deposit account or investment account (including the Cash Management Account) in which such cash or Cash Equivalents are held;

     (c) the existing equity investments of Borrower as of the date hereof in its Subsidiaries, provided, that, Borrower shall have no obligation to make any other investment in, or loans to, or other payments in respect of, any such Subsidiaries;

     (d) stock or obligations issued to Borrower by any Person (or the representative of such Person) in respect of Indebtedness of such Person owing to Borrower in connection with the insolvency, bankruptcy, receivership or reorganization of such Person or a composition or readjustment of the debts of such Person; provided, that, the original of any such stock or instrument evidencing such obligations shall be promptly delivered to Lender, upon Lender's request, together with such stock power, assignment or endorsement by Borrower as Lender may request;

     (e) obligations of account debtors to Borrower arising from Accounts which are past due evidenced by a promissory note made by such account debtor payable to Borrower; provided, that, promptly upon the receipt of the original of any such promissory note by Borrower, such promissory note shall be endorsed to the order of Lender by Borrower and promptly delivered to Lender as so endorsed;

     (f) loans and advances by Borrower to employees of Borrower not to exceed the principal amount of $50,000 in the aggregate at any time outstanding for:
(i) reasonably and necessary work-related travel or other ordinary business expenses to be incurred by such employee in connection with their work for such Borrower or Guarantor and (ii) reasonable and necessary relocation expenses of such employees (including home mortgage financing for relocated employees);

     (g) repurchases by Borrower of its Capital Stock to the extent permitted in
Section 9.11 hereof;

     (h) pledges and deposits of cash permitted under Section 9.8 hereof;

     (i) loans by a Subsidiary of Borrower to Borrower after the date hereof, provided, that, as to all of such loans, (i) within thirty (30) days after the end of each fiscal month, Borrower shall provide to Lender a report in form and substance reasonably satisfactory to Lender of the outstanding amount of such loans as of the last day of the immediately preceding month and indicating any loans made and payments received during the immediately preceding month, (ii) the Indebtedness arising pursuant to any such loan shall not be evidenced by a promissory note or other instrument, unless the single original of such note or other instrument is promptly delivered to Lender upon its request to hold as part of the Collateral, with such endorsement and/or assignment by the payee of such note or other instrument as Lender may require, (iii) the Indebtedness arising pursuant to such loan shall be subject to, and subordinate in right of payment to, the right of Lender to receive the prior final payment and satisfaction in full of all of the Obligations on terms and conditions acceptable to Lender, (iv) Lender may, at its option, from time to time and without limiting any subordination thereof provided for in any guarantee in favor of Lender, require that Lender shall have received a subordination agreement, in form and substance satisfactory to Lender, providing for the terms of the subordination in right of payment of such Indebtedness of Borrower to the prior final payment and satisfaction in full of all of the Obligations, duly authorized, executed and delivered by such Subsidiary and Borrower, and (v) Borrower shall not, directly or indirectly make, or be required to make, any payments in respect of such Indebtedness prior to the end of the then current term of this Agreement;

     (j) loans of money or property (other than Collateral) after the date hereof by Borrower to any Person or investment after the date hereof by Borrower by capital contribution in any Person, or the formation or acquisition after the date hereof by Borrower of any direct wholly-owned Subsidiary of such Borrower incorporated in a jurisdiction in the United States after the date hereof; provided, that, as to any such loans or investments, or the formation or acquisition of any such Subsidiary, each of the following conditions is satisfied as determined by Lender:

          (i) as of the date of any such loan or investment, or the formation or acquisition of such Subsidiary or any payments in connection with the formation or acquisition of such Subsidiary, and in each case after giving effect thereto, no Default or Event of Default shall exist or have occurred,

          (ii) as of the date of any such loan or investment, or the formation or acquisition of such Subsidiary or any payments in connection with the formation or acquisition of such Subsidiary, and in each case after giving effect thereto, the Excess Availability shall have been not less than $5,000,000 for each of the immediately preceding ten (10) consecutive days and as of the date of any such loan or investment or formation or acquisition or any payment in connection therewith and after giving effect thereto, the Excess Availability shall be not less than $5,000,000,

          (iii) in no event shall the aggregate amount of all such loans and investments and payments in connection therewith exceed $1,000,000 in the aggregate,

          (iv) the Person receiving such loan or investment or the Subsidiary formed or acquired, as the case may be, shall be engaged in a business related, ancillary or complimentary to the business of Borrower permitted in this Agreement,

          (v) in the case of an investment by capital contribution, at Lender's option, the original stock certificate or other instrument evidencing such capital contribution (or such other evidence as may be issued in the case of a limited liability company) shall be promptly delivered to Lender, together with such stock power, assignment or endorsement as Lender may request, and promptly upon Lender's request, Borrower shall execute and deliver to Lender a pledge and security agreement, in form and substance satisfactory to Lender, granting to Lender a first priority pledge of, security interest in and lien upon all of the issued and outstanding shares of such stock or other instrument or interest (and in the case of a limited liability company take such other actions as Lender shall require with respect to Lender's security interests therein),

          (vi) in the case of loans of money or property, the original of any promissory note or other instrument evidencing the Indebtedness arising pursuant to such loans shall be delivered, or caused to be delivered, to Lender, at Lender's option, together with an appropriate endorsement, in form and substance satisfactory to Lender,

          (vii) in the case of the formation or acquisition by Borrower of any Subsidiary, as to any such Subsidiary, (A) Borrower shall cause any such Subsidiary to execute and deliver to Lender, the following (each in form and substance satisfactory to Lender), (1) an absolute and unconditional guarantee of payment of the Obligations, (2) a security agreement granting to Lender a first security interest and lien (except as otherwise consented to in writing by Lender) upon all of the assets of any such Subsidiary (other than the real property owned by such Subsidiary), and (3) such other agreements, documents and instruments as Lender may require, including, but not limited to, supplements and amendments hereto and other loan agreements or instruments evidencing Indebtedness of such new Subsidiary to Lender and
     (B) Borrower shall (1) execute and deliver to Lender, a pledge and security agreement, in form and substance satisfactory to Lender, granting to Lender a first pledge of and lien on all of the issued and outstanding shares of Capital Stock of any such Subsidiary, and (C) deliver the original stock certificates evidencing such shares of Capital Stock (or such other evidence as may be issued in the case of a limited liability company), together with stock powers with respect thereto duly executed in blank (or the equivalent thereof in the case of a limited liability company in which such interests are certificated, or otherwise take such actions as Lender shall require with respect to Lender's security interests therein),

          (viii) Lender shall have received (A) not less than ten (10) Business Days' prior written notice thereof setting forth in reasonable detail the nature and terms thereof, (B) true, correct and complete copies of all agreements, documents and instruments relating thereto and (C) such other information with respect thereto as Lender may request;

     (k) the loans and advances set forth on Schedule 9.10 to the Information Certificate; provided, that, as to such loans and advances, (i) Borrower shall not, directly or indirectly, amend, modify, alter or change the terms of such loans and advances or any agreement, document or instrument related thereto and
(ii) Borrower shall furnish to Lender all notices or demands in connection with such loans and advances either received by Borrower or on its behalf, promptly after the receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be.

     9.11 Dividends and Redemptions. Borrower shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of Capital Stock of Borrower or such Subsidiary now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of Capital Stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing, except

     (a) in any case in the form of shares of Capital Stock consisting of common stock;

     (b) any Subsidiary of Borrower may pay any dividends to Borrower and in the case of any Subsidiary of Borrower which is not wholly-owned by Borrower, on a pro rata basis to each other holder of Capital Stock thereof;

     (c) Borrower may repurchase or redeem Capital Stock of Borrower to be retired or held as treasury stock; provided, that,

          (i) as of the date of such repurchase or redemption and any payment in connection therewith and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing,

          (ii) as of the date of such repurchase or redemption and any payment in connection therewith and after giving effect thereto, the Excess Availability shall have been not less than $5,000,000 for each of the immediately preceding ten (10) consecutive days and the Excess Availability shall be not less than $5,000,000,

          (iii) in no event shall the aggregate of amounts paid in connection with such repurchases or redemptions exceed $2,000,000,

          (iv) such repurchases or redemptions shall not violate any law or regulation or the terms of any indenture, agreement or undertaking to which Borrower or its property is bound,

          (v) such repurchases and redemptions shall be paid out of legally available funds therefor.

     9.12 Transactions with Affiliates. Borrower shall not, directly or indirectly, (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any Affiliate of Borrower, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than Borrower would obtain in a comparable arm's length transaction with a person that is not an Affiliate or (b) make any payments of management, consulting or other fees for management or similar services, or of any Indebtedness owing to any Affiliate of Borrower except reasonable compensation to officers, employees and directors for services rendered to Borrower in the ordinary course of business.

     9.13 Compliance with ERISA. Borrower shall and shall cause each of its ERISA Affiliates to: (a) maintain each Plan (other than a Multiemployer Plan) in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal and State law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) not terminate any of such Plans so as to incur any liability to the Pension Benefit Guaranty Corporation; (d) not allow or suffer to exist any prohibited transaction involving any of such Plans or any trust created thereunder which would subject Borrower or such ERISA Affiliate to a tax or penalty or other liability on prohibited transactions imposed under Section 4975 of the Code or ERISA; (e) make all required contributions to any Plan which it is obligated to pay under Section 302 of ERISA, Section 412 of the Code or the terms of such Plan; (f) not allow or suffer to exist any accumulated funding deficiency, whether or not waived, with respect to any such Plan; or (g) not allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such Plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation.

     9.14 End of Fiscal Years; Fiscal Quarters. Borrower shall, for financial reporting purposes, cause its, and each of its Subsidiaries' (a) fiscal years to end on January 31 of each year and (b) fiscal quarters to end on April 30, July 31, October 31 and January 31 of each year.

     9.15 Change in Business. Borrower shall not engage in any business other than the business of Borrower on the date hereof and any business reasonably related, ancillary or complimentary to the business in which Borrower is engaged on the date hereof.

     9.16 Limitation of Restrictions Affecting Subsidiaries. Borrower shall not, directly, or indirectly, create or otherwise cause or suffer to exist any encumbrance or restriction which prohibits or limits the ability of any Subsidiary of Borrower to (a) pay dividends or make other distributions or pay any Indebtedness owed to Borrower or any Subsidiary of Borrower; (b) make loans or advances to Borrower or any Subsidiary of Borrower, (c) transfer any of its properties or assets to Borrower or any Subsidiary of Borrower; or (d) create, incur, assume or suffer to exist any lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of Borrower or any of its Subsidiaries, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of Borrower or its Subsidiary, (v) any agreement relating to permitted Indebtedness incurred by a Subsidiary of Borrower prior to the date on which such Subsidiary was acquired by Borrower and outstanding on such acquisition date, and (vi) the extension or continuation of contractual obligations in existence on the date hereof; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Lender than those encumbrances and restrictions under or pursuant to the contractual obligations so extended or continued.

     9.17 Minimum EBITDA. As of the last day of each fiscal quarter of Borrower as set forth below, the EBITDA of Borrower and its Subsidiaries for the immediately preceding four (4) consecutive fiscal quarters (treated as a single accounting period) shall be not less than the amount indicated for such date:

              (a)  January 31, 2003                  ($700,000)

              (b)  April 30, 2003                    ($700,000)

              (c)  July 31, 2003                     ($700,000)

              (d)  October 31, 2003                  $0

              (e)  January 31, 2004                  $300,000

              (f)   And as of the last day of each fiscal quarter thereafter $0

The numbers in parenthesis above are to indicate that they are negative numbers.

     9.18 Capital Expenditures. Borrower shall not permit the aggregate of all Capital Expenditures of Borrower and its subsidiaries in any fiscal year to exceed $1,000,000. To the extent that the actual amount of Capital Expenditures by Borrower in any fiscal year shall be less than the amount permitted hereunder for such fiscal year, Capital Expenditures may be made in the immediately subsequent fiscal year in the amount of such excess in addition to the amount otherwise permitted hereunder for such subsequent fiscal year. Capital Expenditures made with proceeds of insurance to repair or replace the property lost, damaged or destroyed which was the basis for the insurance claims giving rise to such proceeds shall not be considered in the determination of the limitation set forth in this Section.

     9.19 Minimum Excess Availability. The Excess Availability shall at all times be equal to or greater than $1,000,000.

     9.20 License Agreements.

     (a) Borrower shall (i) promptly and faithfully observe and perform all of the material terms, covenants, conditions and provisions of the material License Agreements to be observed and performed by it, at the times set forth therein, if any, (ii) not do, permit, suffer or refrain from doing anything could reasonably be expected to result in a default under or breach of any of the terms of any material License Agreement, (iii) not cancel, surrender, modify, amend, waive or release any material License Agreement in any material respect or any term, provision or right of the licensee thereunder in any material respect, or consent to or permit to occur any of the foregoing; except, that, subject to Section 9.20(b) below, Borrower may cancel, surrender or release any material License Agreement in the ordinary course of the business of Borrower; provided, that, Borrower shall give Lender not less than thirty (30) days prior written notice of its intention to so cancel, surrender and release any such material License Agreement, (iv) give Lender prompt written notice of any material License Agreement entered into by Borrower after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request, (v) give Lender prompt written notice of any material breach of any obligation, or any default, by any party under any material License Agreement, and deliver to Lender (promptly upon the receipt thereof by Borrower in the case of a notice to Borrower, and concurrently with the sending thereof in the case of a notice from Borrower) a copy of each notice of default and every other notice and other communication received or delivered by Borrower in connection with any material License Agreement which relates to the right of Borrower to continue to use the property subject to such License Agreement, and (vi) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by Borrower or the other party or parties thereto with the terms, covenants or provisions of any material License Agreement.

     (b) Borrower will either exercise any option to renew or extend the term of each material License Agreement in such manner as will cause the term of such material License Agreement to be effectively renewed or extended for the period provided by such option and give prompt written notice thereof to Lender or give Lender prior written notice that Borrower does not intend to renew or extend the term of any such material License Agreement or that the term thereof shall otherwise be expiring, not less than sixty (60) days prior to the date of any such non-renewal or expiration. In the event of the failure of any Borrower to extend or renew any material License Agreement, Lender shall have, and is hereby granted, the irrevocable right and authority, at its option, to renew or extend the term of such material License Agreement, whether in its own name and behalf, or in the name and behalf of a designee or nominee of Lender or in the name and behalf of Borrower, as Lender shall determine at any time that an Event of Default shall exist or have occurred and be continuing. Lender may, but shall not be required to, perform any or all of such obligations of any Borrower under any of the License Agreements, including, but not limited to, the payment of any or all sums due from Borrower thereunder. Any sums so paid by Lender shall constitute part of the Obligations.

     9.21 Costs and Expenses. Borrower shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all out-of-pocket costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all out-of-pocket costs and expenses and fees for insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees, costs and expenses required to be paid by Lender to banks and other financial institutions in connection with remitting loan proceeds, collecting checks and other items of payment, and establishing and maintaining the Blocked Accounts, together with Lender's customary charges and fees with respect thereto; (c) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); (f) all out-of-pocket expenses and costs heretofore and from time to time hereafter incurred by Lender during the course of periodic field examinations of the Collateral and Borrower's operations, plus a per diem charge at the then standard rate of Lender per person per day for Lender's examiners in the field and office (which rate is currently $750); and (g) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing. In no event shall the costs and expenses in connection with the administration of the arrangements between Lender and Borrower required to be paid by Borrower pursuant to this Section 9.21 be construed to include the compensation paid by Lender to its employees.

     9.22 Further Assurances. At the request of Lender at any time and from time to time, Borrower shall, at its expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrower representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied.


SECTION 10.   EVENTS OF DEFAULT AND REMEDIES
              ------------------------------

     10.1 Events of Default. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

     (a) (i) Borrower fails to pay any of the Obligations within three (3) Business Days after when due or (ii) any Borrower or Obligor fails to perform any of the covenants contained in Sections 9.5, 9.7, 9.8, 9.9, 9.10, 9.11, 9.12, 9.17, 9.18, and 9.19 of this Agreement or (iii) Borrower or any Obligor fails to perform any of the covenants contained in any other provisions of Section 9 of this Agreement and such failure shall continue for twenty (20) days; provided, that, such twenty (20) day period shall not apply in the case of any failure to observe any such covenant which is not capable of being cured at all or within such twenty (20) day period or which has been the subject of a prior failure within a six (6) month period or (iv) Borrower or any Obligor fails to perform or comply with any of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements other than those described in Sections 10.1(a)(i), 10.1(a)(ii) and 10.1(a)(iii) above;

     (b) any representation, warranty or statement of fact made by Borrower or any Obligor to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise that by its terms is qualified by reference to materiality shall when made or deemed made be false or incorrect and any other representation, warranty or statement of fact made by Borrower or any Obligor to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be false or incorrect in any material respect;

     (c) any Obligor revokes or terminates, or purports to revoke or terminate, or fails to perform any of the terms, covenants, conditions or provisions of, any Financing Agreement of such party in favor of Lender;

     (d) any judgment for the payment of money is rendered against Borrower or any Obligor in excess of $500,000 in any one case or in the aggregate (to the extent not covered by insurance where the insurer has assumed responsibility in writing for such judgment) and shall remain undischarged or unvacated for a period in excess of thirty (30) days or execution shall at any time not be effectively stayed, or any judgment other than for the payment of money, or injunction, attachment, garnishment or execution is rendered against Borrower or any Obligor or any of their assets;

     (e) Borrower or any Obligor makes an assignment for the benefit of creditors;

     (f) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at law or in equity) is filed against Borrower or any Obligor or all or any part of its properties and such petition or application is not dismissed within sixty (60) days after the date of its filing or Borrower or any Obligor shall file any answer admitting or not contesting such petition or application or indicates its consent to, acquiescence in or approval of, any such action or proceeding or the relief requested is granted sooner;

     (g) a case or proceeding under the bankruptcy laws of the United States of America now or hereafter in effect or under any insolvency, reorganization, receivership, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction now or hereafter in effect (whether at a law or equity) is filed by Borrower or any Obligor or for all or any part of its property; or

     (h) any default in respect of any Indebtedness of Borrower or any Obligor (other than Indebtedness owing to Lender), in any case in an amount in excess of $750,000, which default continues for more than the applicable cure period, if any, with respect thereto, or any default by Borrower or any Obligor under any Material Contract, which default continues for more than the applicable cure period, if any, with respect thereto, provided, that, no Event of Default under this clause (h) shall be deemed to exist or have occurred upon the failure of Borrower or HAPL to comply with the terms of the Program Agreement, dated November 24, 1993, between HAPL and The CIT Group/Equipment Financing, Inc. so long as The CIT Group/Equipment Financing, Inc. has not terminated its agreement to forbear from the exercise of any rights or remedies against HAPL and Borrower, or if the agreement of The CIT Group/ Equipment Financing, Inc. to forbear has terminated, Borrower and HAPL shall satisfy all of the obligations of HAPL and Borrower to The CIT Group/Equipment Financing, Inc. and after giving effect to all payments in respect thereof Excess Availability is greater than $1,000,000, or The CIT Group/Equipment Financing, Inc. has waived such failure in writing;

     (i) any material provision hereof or of any of the other Financing Agreements shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto (other than Lender) in accordance with its terms, or any such party shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any provision hereof or of any of the other Financing Agreements has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms, or any security interest provided for herein or in any of the other Financing Agreements shall cease to be a valid and perfected first priority security interest in any of the Collateral purported to be subject thereto (except as otherwise permitted herein or therein);

     (j) Henry Arnberg or Paul Levine shall cease to be members of the Board of Directors of Borrower;

     (k) an ERISA Event shall occur which results in or could reasonably be expected to result in liability of Borrower in an aggregate amount in excess of $100,000;

     (l) any Change of Control;

     (m) the indictment by any Governmental Authority, or as Lender may reasonably and in good faith determine, the threatened indictment by any Governmental Authority of Borrower or any Obligor of which Borrower, any Obligor or Lender receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Lender, under any criminal statute, or commencement or threatened commencement of criminal or civil proceedings against Borrower pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture of
(i) any of the Collateral having a value in excess of $1,000,000 or (ii) any other property of Borrower which is necessary or material to the conduct of its business;

     (n) there shall be an event or circumstance after the date hereof that shall have a material adverse effect on (i) the financial condition, business, performance or operations of Borrower; (ii) the legality, validity, enforceability or priority of the security interests and liens of Lender upon the Collateral; (iii) the ability of Borrower to repay the Obligations or of Borrower to perform its obligations under this Agreement or any of the other Financing Agreements as and when to be performed; or (iv) the practical realization of the benefits of Lender's rights and remedies under this Agreement or any of the other Financing Agreements.

     10.2 Remedies.

     (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the UCC and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrower or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the UCC or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrower of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Borrower or any Obligor to collect the Obligations without prior recourse to any Obligor or any of the Collateral.

     (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and, without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender (provided, that, upon the occurrence of any Event of Default described in Sections 10.1(f) and 10.1(g), all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Borrower, at Borrower's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrower, which right or equity of redemption is hereby expressly waived and released by Borrower and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, ten (10) days prior notice by Lender to Borrower designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrower waives any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrower waives the posting of any bond which might otherwise be required. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrower will either, as Lender shall specify, furnish cash collateral to the issuer to be used to secure and fund
Lender's reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations. Such cash collateral shall be in the amount equal to one hundred five (105%) percent of the amount of the Letter of Credit Accommodations plus the amount of any fees and expenses payable in connection therewith through the end of the expiration of such Letter of Credit Accommodations.

     (c) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, enforce Borrower's rights against any account debtor, secondary obligor or other obligor in respect of any of the Accounts or other Receivables. Without limiting the generality of the foregoing, Lender may at such time or times (i) notify any or all account debtors, secondary obligors or other obligors in respect thereof that the Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all account debtors, secondary obligors and other obligors to make payment of Receivables directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any secondary obligors or other obligors in respect thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrower shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrower shall, upon Lender's request, hold the returned Inventory in trust for Lender, segregate all returned Inventory from all of its other property, dispose of the returned Inventory solely according to Lender's instructions, and not issue any credits, discounts or allowances with respect thereto without Lender's prior written consent.

     (d) To the extent that applicable law imposes duties on Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), Borrower acknowledges and agrees that it is not commercially unreasonable for Lender (i) to fail to incur expenses reasonably deemed significant by Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Authority or other third party for the collection or disposition of Collateral to be collected or disposed of,
(iii) to fail to exercise collection remedies against account debtors, secondary obligors or other persons obligated on Collateral or to remove liens or encumbrances on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other persons, whether or not in the same business as Borrower for expressions of interest in acquiring all or any portion of the Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, (xi) to purchase insurance or credit enhancements to insure Lender against risks of loss, collection or disposition of Collateral or to provide to Lender a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by Lender, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Lender in the collection or disposition of any of the Collateral. Borrower acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Lender would not be commercially unreasonable in Lender's exercise of remedies against the Collateral and that other actions or omissions by Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to Borrower or to impose any duties on Lender that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

     (e) For the purpose of enabling Lender to exercise the rights and remedies hereunder, Borrower hereby grants to Lender, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to Borrower) to use, assign, license or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos and other source of business identifiers and other Intellectual Property and general intangibles now owned or hereafter acquired by Borrower, wherever the same maybe located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

     (f) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrower shall remain liable to Lender for the payment of any deficiency with interest at the highest rate applicable to Prime Rate Loans provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

     (g) Without limiting the foregoing, upon the occurrence of a Default or Event of Default, Lender may, at its option, without notice, (i) cease making Loans or arranging for Letter of Credit Accommodations or reduce the lending formulas or amounts of Loans and Letter of Credit Accommodations available to Borrower (ii) terminate any provision of this Agreement providing for any future Loans or Letter of Credit Accommodations to be made by Lender to Borrower and/or
(iii) establish such Reserves as Lender determines without limitation or restriction, notwithstanding anything to the contrary contained herein.

SECTION 11.   JURY TRIAL WAIVER; OTHER WAIVERS
              AND CONSENTS; GOVERNING LAW
              ---------------------------

     11.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
          ---------------------------------------------------------------------

     (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

     (b) Borrower and Lender irrevocably consent and submit to the non-exclusive jurisdiction of the Supreme Court of the State of New York in New York County and the United States District Court for the Southern District of New York, whichever Lender may elect, and waive any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agree that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Borrower or its property).

     (c) Borrower hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth herein and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Borrower in any other manner provided under the rules of any such courts. Except as otherwise required by the applicable court, and only after an Event of Default, within sixty (60) days after such service, Borrower shall appear in answer to such process, failing which Borrower shall be deemed in default and judgment may be entered by Lender against Borrower for the amount of the claim and other relief requested.

     (d) BORROWER AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. BORROWER AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

     (e) Lender shall not have any liability to Borrower (whether in tort, contract, equity or otherwise) for losses suffered by Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct of Lender. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement. Except as prohibited by law, Borrower waives any right which it may have to claim or recover in any litigation with Lender any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Borrower: (i) certifies that neither Lender nor any representative, agent or attorney acting for or on behalf of Lender has represented, expressly or otherwise, that Lender would not, in the event of litigation, seek to enforce any of the waivers provided for in this Agreement or any of the other Financing Agreements and (ii) acknowledges that in entering into this Agreement and the other Financing Agreements, Lender is relying upon, among other things, the waivers and certifications set forth in this Section 11.1 and elsewhere herein and therein.

     11.2 Waiver of Notices. Borrower hereby expressly waives demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and chattel paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein or may not be waived under applicable law. No notice to or demand on Borrower which Lender may elect to give shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

     11.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Borrower. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     11.4 Waiver of Counterclaims. Borrower waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto; provided, that, nothing contained in this Section 11.4 shall be deemed to prevent Borrower from raising any such claim, deduction, setoff or counterclaim by separate suit or compulsory counterclaim.

     11.5 Indemnification. Borrower shall indemnify and hold Lender, and its directors, agents, employees, counsel and their respective Affiliates (each such person being an "Indemnitee"), harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel, except that Borrower shall not have any obligation under this Section 11.5 to indemnify an Indemnitee with respect to a matter covered hereby resulting from the gross negligence or wilful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. To the extent permitted by applicable law, Borrower shall not assert, and Borrower hereby waives, any claim against Lender, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any of the other Financing Agreements or any undertaking or transaction contemplated hereby. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.


SECTION 12.   TERM OF AGREEMENT; MISCELLANEOUS
              --------------------------------

     12.1 Term.

     (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on the Maturity Date. In addition, Borrower may terminate this Agreement at any time upon ten (10) days prior written notice to Lender (which notice shall be irrevocable) and Lender may terminate this Agreement at any time on or after an Event of Default. Upon the effective date of termination of this Agreement, Borrower shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender (or at Lender's option, a letter of credit issued for the account of Borrower and at Borrower's expense, in form and substance satisfactory to Lender, by an issuer acceptable to Lender and payable to Lender as beneficiary) in such amounts as Lender determines are reasonably necessary to secure (or reimburse) Lender from loss, cost, damage or expense, including attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Lender are received in such bank account later than 12:00 noon, New York time.

     (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrower of its respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid. Accordingly, Borrower waives any rights which it may have under the UCC to demand the filing of termination statements with respect to the Collateral, and Lender shall not be required to send such termination statements to Borrower, or to file them with any filing office, unless and until this Agreement is terminated in accordance with its terms and all of the Obligations are paid and satisfied in full in immediately available funds.

     (c) If for any reason this Agreement is terminated prior to the end of the term of this Agreement, in view of the impracticality and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Lender's lost profits as a result thereof, Borrower agrees to pay to Lender, upon the effective date of such termination, an early termination fee in the amount set forth below if such termination is effective in the period indicated:


                   Amount                    Period
                   ------                    ------

 (i)       Two (2%) percent of               From the date hereof to and
           the Maximum Credit                including the first  anniversary of
                                             the date hereof

 (ii)      One (1%) percent of               From and after the first
           the Maximum Credit                anniversary of the date  hereof to
                                             but not including the third
                                             anniversary of the date hereof.

Such early termination fee shall be presumed to be the amount of damages sustained by Lender as a result of such early termination and Borrower agrees that it is reasonable under the circumstances currently existing. In addition, Lender shall be entitled to such early termination fee upon the occurrence of any Event of Default described in Sections 10.1(f) and 10.1(g) hereof, even if Lender does not exercise its right to terminate this Agreement, but elects, at its option, to provide financing to Borrower or permit the use of cash collateral under the United States Bankruptcy Code. The early termination fee provided for in this Section 12.1 shall be deemed included in the Obligations.

     12.2 Interpretative Provisions.
          -------------------------

     (a) All terms used herein which are defined in Article 1 or Article 9 of the UCC shall have the meanings given therein unless otherwise defined in this Agreement.

     (b) All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires.

     (c) All references to Borrower and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns.

     (d) The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     (e) The word "including" when used in this Agreement shall mean "including, without limitation".

     (f) All references to the term "good faith" used herein when applicable to Lender shall mean, notwithstanding anything to the contrary contained herein or in the UCC, honesty in fact in the conduct or transaction concerned and the observance of reasonable commercial standards of fair dealing based on how an asset based lender with similar rights providing a credit facility of the type set forth herein would act in similar circumstances at the time with the information then available to it. Borrower shall have the burden of proving any lack of good faith on the part of Lender alleged by Borrower at any time.

     (g) An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 11.3 or is cured in a manner satisfactory to Lender in good faith, if such Event of Default is capable of being cured as determined by Lender in good faith.

     (h) Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the financial statements of Borrower most recently received by Lender prior to the date hereof.

     (i) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including".

     (j) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

     (k) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

     (l) This Agreement and other Financing Agreements may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

     (m) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

     12.3 Notices. All notices, requests and demands hereunder shall be in writing and deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing. All notices, requests and demands upon the parties are to be given to the following addresses (or to such other address as any party may designate by notice in accordance with this Section):

              If to Borrower:         Hirsch International Corp.
                                      200 Wireless Boulevard
                                      Hauppauge, New York 11788
                                      Attention: Ms. Beverly Eichel
                                              Executive Vice-President Finance
                                              and Chief Financial Officer
                                      Telephone No.: 631-701-2169
                                      Telecopy No.:  631-436-7054

              If to Lender:           Congress Financial Corporation
                                      1133 Avenue of the Americas
                                      New York, New York 10036
                                      Attention: Mr. Laurence S. Forte
                                      Telephone No.: 212-840-2000
                                      Telecopy No.: 212-545-4283

     12.4 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     12.5 Confidentiality.

     (a) Lender shall use all reasonable efforts to keep confidential, in accordance with its customary procedures for handling confidential information and safe and sound lending practices, any non-public information supplied to it by Borrower pursuant to this Agreement, provided, that, nothing contained herein shall limit the disclosure of any such information: (i) to the extent required by statute, rule, regulation, subpoena or court order, (ii) to bank examiners and other regulators, auditors and/or accountants, in connection with any litigation to which Lender is a party, (iii) to any assignee or participant (or prospective assignee or participant) or to any Affiliate of Lender so long as such assignee or participant (or prospective assignee or participant) or Affiliate shall have been instructed to treat such information as confidential in accordance with this Section 12.5, or (iv) to counsel for any assignee or participant (or prospective assignee or participant).

     (b) In the event that Lender receives a request or demand to disclose any confidential information pursuant to any subpoena or court order, Lender agrees
(i) to the extent permitted by applicable law or if permitted by applicable law, to the extent Lender determines in good faith that it will not create any risk of liability to Lender, Lender will promptly notify Borrower of such request so that Borrower may seek a protective order or other appropriate relief or remedy and (ii) if disclosure of such information is required, disclose such information and, subject to reimbursement by Borrower of Lender's expenses, cooperate with Borrower in the reasonable efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to such portion of the disclosed information which Borrower so designates, to the extent permitted by applicable law or if permitted by applicable law, to the extent Lender determines in good faith that it will not create any risk of liability to Lender.

     (c) In no event shall this Section 12.5 or any other provision of this Agreement, any of the other Financing Agreements or applicable law be deemed:
(i) to apply to or restrict disclosure of information that has been or is made public by Borrower, any Obligor or any third party or otherwise becomes generally available to the public other than as a result of a disclosure in violation hereof, (ii) to apply to or restrict disclosure of information that was or becomes available to Lender (or any Affiliate of Lender) on a non-confidential basis from a person other than Borrower or an Obligor, (iii) to require Lender to return any materials furnished by Borrower or any Obligor to Lender or prevent Lender from responding to routine informational requests in accordance with the Code of Ethics for the Exchange of Credit Information promulgated by The Robert Morris Associates or other applicable industry standards relating to the exchange of credit information. The obligations of Lender under this Section 12.5 shall supersede and replace the obligations of Lender under any confidentiality letter signed prior to the date hereof.

     12.6 Successors.

     (a) This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrower and their respective successors and assigns, except that Borrower may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Lender may, after notice to Borrower, assign all or any portion of its rights and obligations under this Agreement and the other Financing Agreements (i) to any Eligible Assignee; (ii) to the extent of the interests of participants as provided herein; (iii) upon the merger, consolidation, sale, transfer or other disposition of all or any substantial portion of its business; (iv) with the consent of Borrower, which shall not be unreasonably withheld, delayed or conditioned; and (v) to any Person after an Event of Default.

     (b) In addition, Lender may sell participations to one or more banks or other financial institutions in or to all or a portion of its rights and obligations under this Agreement and the other Financing Agreements; provided, that, (i) Lender's obligations under this Agreement and the other Financing Agreements shall remain unchanged, (ii) Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and Borrower shall continue to deal solely and directly with Lender in connection with Lender's rights and obligations under this Agreement and the other Financing Agreements, and (iii) the participant shall not have any rights under this Agreement or any of the other Financing Agreements (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by Borrower or Obligor hereunder shall be determined as if Lender had not sold such participation.

     12.7 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

     12.8 Counterparts, Etc. This Agreement or any of the other Financing Agreements may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement or any of the other Financing Agreements by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement or any of such other Financing Agreements. Any party delivering an executed counterpart of any such agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of such agreement.

     IN WITNESS WHEREOF, Lender and Borrower have caused these presents to be duly executed as of the day and year first above written.



LENDER                                            BORROWER

CONGRESS FINANCIAL CORPORATION                    HIRSCH INTERNATIONAL CORP.

By:                                               By:
   ----------------------------------------          ----------------------------------------

Title:                                            Title:
      -------------------------------------             -------------------------------------


                                    EXHIBIT B
                                       TO
                           LOAN AND SECURITY AGREEMENT


                             Compliance Certificate


To:    Congress Financial Corporation
       1133 Avenue of the Americas
       New York, New York 10036


Ladies and Gentlemen:

     I hereby certify to you pursuant to Section 9.6 of the Loan Agreement (as defined below) as follows:

     1. I am the duly elected Chief Financial Officer of Hirsch International Corp., a Delaware corporation ("Borrower"). Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan and Security Agreement, dated ______, 2002, by and between Congress Financial Corporation ("Lender") and Borrower (as such Loan and Security Agreement is amended, modified or supplemented, from time to time, the "Loan Agreement").

     2. I have reviewed the terms of the Loan Agreement, and have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and the financial condition of Borrower and each of its Subsidiaries, during the immediately preceding fiscal month.

     3. The review described in Section 2 above did not disclose the existence of, and I have no knowledge of the existence and continuance on the date hereof of, any condition or event which constitutes a Default or an Event of Default, except as set forth on Schedule I attached hereto. Described on Schedule I attached hereto are the exceptions, if any, to this Section 3 listing, in detail, the nature of the condition or event, the period since the date of the last certificate pursuant to Section 9.6 of the Loan Agreement that you have received from me during which it has existed and the action which Borrower or any Obligor has taken, is taking, or proposes to take with respect to such condition or event.

     4. Attached hereto as Schedule II are the calculations used in determining, as of the end of the most recent fiscal quarter whether Borrower is in compliance with the covenant set forth in Section 9.17 and whether Borrower is in compliance with the covenant set forth in Section 9.18 of the Loan Agreement as of the date hereof.

     The  foregoing   certifications   are  made  and  delivered   this  day  of
___________, 20__.

                                             Very truly yours,

                                             --------------------------

                                             By:
                                                -----------------------

                                             Title:
                                                   --------------------


                                  SCHEDULE 1.37
                                       TO
                           LOAN AND SECURITY AGREEMENT

               Existing Letters of Credit Issued by PNC to Hirsch


--------------------------- --------------- -------------------- ------------------------- --------------------------------

Letter of Credit #          Currency        Maturity Date        Beneficiary               Undrawn Amount (USD)
------------------          --------        -------------        -----------               --------------------

1.    251690                JPY             11/26/02             PNC Bank, National        11,395,700  (92,799)
                                                                 Association

2.    251695                JPY             12/10/02             PNC Bank, National        23,668,000 (192,736)
                                                                 Association

3.    251694                JPY             12/10/02             PNC Bank, National        3,219,400   (26,217)
                                                                 Association

4.    251388                USD             12/3/02              Hirsch International                 (283,845)
                                                                 Corp.

5.    251390                USD             12/3/02              Hirsch International                  (14,040)
                                                                 Corp.

6.    251692                JPY             1/02/03              PNC Bank, National        23,668,000 (192,736)
                                                                 Association

7.    251691                JPY             1/02/03              PNC Bank, National     140,386,700 (1,143,214)
                                                                 Association

8.    252570                USD             1/7/03               Hirsch International                  (56,160)
                                                                 Corp.

9.    252569                USD             1/7/03               Hirsch International                 (219,300)
                                                                 Corp.

10.   252711                JPY             1/15/03              Hirsch International      30,399,000 (247,549)
                                                                 Corp.

JPY  = Japanese Yen
USD = US Dollar